As filed with the Securities and Exchange Commission on April 28, 2004


                    Investment Company Act File No. 811-7885
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM N-1A


         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                               Amendment No. 14 [X]
                             (Check appropriate box
                                    or boxes)


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                        Quantitative Master Series Trust

               (Exact Name of Registrant as Specified in Charter)

              800 Scudders Mill Road, Plainsboro, New Jersey 08536
                    (Address of Principal Executive Offices)

       (Registrant's Telephone Number, Including Area Code) (609) 282-2800

                                 TERRY K. GLENN
                             800 Scudders Mill Road,
                          Plainsboro, New Jersey 08536
        Mailing Address: P.O. Box 9011, Princeton, New Jersey 08543-9011
                     (Name and Address of Agent for Service)

                             ----------------------

                                   Copies to:


        Counsel for the Fund:                      Andrew J. Donohue, Esq.
       Joel H. Goldberg, Esq.                    FUND ASSET MANAGEMENT, L.P.
       Shearman & Sterling LLP                        P.O. Box 9011
        599 Lexington Avenue                  Princeton, New Jersey 08543-9011
         New York, NY 10022

                                EXPLANATORY NOTE

      This Registration Statement has been filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act" or the "Securities Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

      This Registration Statement has been prepared as a single document consisting of Parts A, B, and C, none of which are to be used or distributed as a stand alone document.

                               TABLE OF CONTENTS


PART A. INFORMATION REQUIRED IN A PROSPECTUS

Item 1. Front and Back Cover Pages ........................................    *

Item 2. Risk/Return Summary: Investments, Risk and Performance ............    *

Item 3. Risk/Return Summary: Fee Table ....................................    *

Item 4. Investment Objectives, Principal Investment Strategies,
        and Related Risks .................................................    3

Item 5. Management's Discussion of Fund Performance .......................    *

Item 6. Management, Organization, and Capital Structure ...................   19

Item 7. Shareholder Information ...........................................   21

Item 8. Distribution Arrangements .........................................   22

Item 9. Financial Highlights Information ..................................    *

PART B. INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 10. Cover Page and Table of Contents .................................    1

Item 11. Trust History ....................................................    1

Item 12. Description of the Series and their Investments and Risks ........    1

Item 13. Management of the Registrant .....................................   32

Item 14. Control Persons and Principal Holders of Securities ..............   37

Item 15. Investment Advisory and Other Services ...........................   38

Item 16. Brokerage Allocation and Other Practices .........................   42

Item 17. Capital Stock and Other Securities ...............................   46

Item 18. Purchase, Redemption and Pricing of Securities ...................   47

Item 19. Taxation of the Trust ............................................   49

Item 20. Underwriters .....................................................   51

Item 21. Calculation of Performance Data ..................................   51

Item 22. Financial Statements..............................................   52

PART C.  OTHER INFORMATION

Item 23. Exhibits..........................................................  C-1

Item 24. Persons Controlled by or under Common Control with
         Registrant........................................................  C-2

Item 25. Indemnification ..................................................  C-3

Item 26. Business and Other Connections of Investment Adviser .............  C-5

Item 27. Principal Underwriters ...........................................  C-9

Item 28. Location of Accounts and Records ................................. C-10

Item 29. Management Services .............................................. C-10

Item 30. Undertakings ..................................................... C-10


*Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

      Quantitative Master Series Trust (the "Trust" or the "Registrant") is a no-load, open-end management investment company that was organized as a Delaware statutory trust on August 28, 1996. Master S&P 500 Index Series ("S&P 500 Index Series"), Master Mid Cap Index Series ("Mid Cap Index Series"), Master Extended Market Index Series ("Extended Market Index Series"), Master Small Cap Index Series ("Small Cap Index Series"), Master Aggregate Bond Index Series ("Aggregate Bond Index Series"), Master International Index Series ("International Index Series"), Master Enhanced S&P 500 Series ("Enhanced S&P 500 Series"), Master Enhanced Small Cap Series ("Enhanced Small Cap Series") and Master Enhanced International Series ("Enhanced International Series") (together, the "Series" and each, a "Series") are each separate series of the Trust. Each Series, except for the Extended Market Index Series, is a non-diversified investment company and the Extended Market Index Series is a diversified investment company, and each Series has different investment objectives and policies. There can, of course, be no assurance that the respective investment objectives of the Series can be achieved. The Trust is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with the Registration Statement on Form N-1A (Securities Act File No. 333-15265 and Investment Company Act File No. 811-7899) of Merrill Lynch Index Funds, Inc. (the "Fund"), as amended to date (the "Merrill Lynch Registration Statement"). Part A of the Merrill Lynch Registration Statement is the prospectus of the Fund.

      To date, the Fund consists of four series: S&P 500 Index Fund, Small Cap Index Fund, Aggregate Bond Index Fund and International Index Fund. Each series of the Fund invests all of its assets in beneficial interests of the corresponding Series of the Trust. The Fund and any other feeder fund that may invest in the Trust are referred to herein as "Feeder Funds."


                                     PART A

Item 4. Investment Objectives, Principal Investment Strategies, and
        Related Risks.

                                 INDEX SERIES

      S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series, Aggregate Bond Index Series and International Index Series (each an "Index Series" and collectively, the "Index Series").

      S&P 500 Index Series

      The investment objective of the S&P 500 Index Series is to match the performance of the Standard & Poor's(R) 500 Index (the "S&P 500") as closely as possible before the deduction of Series expenses.

      Mid Cap Index Series

      The investment objective of the Mid Cap Index Series is to match the performance of the Standard & Poor's(R) Mid Cap 400 Index (the "S&P 400") as closely as possible before the deduction of Series expenses.

      Extended Market Index Series

      The investment objective of the Extended Market Index Series is to match the performance of the Wilshire 4500 Completion Index (the "Wilshire 4500") as closely as possible before the deduction of Series expenses.

      Small Cap Index Series

      The investment objective of the Small Cap Index Series is to match the performance of the Russell 2000(R) Index (the "Russell 2000") as closely as possible before the deduction of Series expenses.

      Aggregate Bond Index Series

      The investment objective of the Aggregate Bond Index Series is to match the performance of the Lehman Brothers Aggregate Bond Index (the "Aggregate Bond Index") as closely as possible before the deduction of Series expenses.

      International Index Series

      The investment objective of the International Index Series is to match the performance of the Morgan Stanley Capital International Europe, Australasia and Far East (Capitalization Weighted Index) in U.S. dollars with net dividends (the "EAFE Index") as closely as possible before the deduction of Series expenses. The weighting of the EAFE Index is based on the market capitalization of companies included in the Index.

      There can be no assurance that the investment objectives of the Index Series will be achieved.

      Outlined below are the main strategies each Series uses in seeking to obtain its objective.

      The Index Series will not attempt to buy or sell securities based on the Investment Adviser's (as defined below) economic, financial or market analysis, but will instead employ a "passive" investment approach. This means that the Investment Adviser will attempt to invest in a portfolio of assets whose performance is expected to match approximately the performance of the respective index before deduction of expenses. An Index Series will buy or sell securities only when the Investment Adviser believes it is necessary to do so in order to match the performance of the respective index. Accordingly, it is anticipated that an Index Series' portfolio turnover and trading costs will be lower than that of an "actively" managed fund. However, the Index Series have operating and other expenses, while an index does not. Therefore, each Index Series may tend to underperform its target index to some degree over time.

      Each Index Series will be substantially invested in securities in the applicable index, and will invest, under normal circumstances, at least 80% of its assets in securities or other financial instruments that are components of or correlated with the applicable index (or portions thereof). This policy is a non-fundamental policy of each Series and may not be changed without 60 days' prior notice to shareholders. An Index Series may change its target index if the Investment Adviser believes a different index would better enable the Index Series to match the performance of the market segment represented by the current index and, accordingly, the investment objective of an Index Series may be changed without shareholder approval.

      Other Strategies. In addition to the main strategies discussed above, the Series may use certain other investment strategies:

      Each Index Series may invest in short term money market instruments as cash reserves to maintain liquidity. These instruments may include obligations of the U.S. Government, its agencies or instrumentalities, highly rated bonds or comparable unrated bonds, commercial paper, bank obligations, repurchase agreements and commingled short-term liquidity Funds. To the extent an Index Series invests in short term money market instruments, it will generally also invest in options, futures or other derivatives in order to maintain full exposure to the index. The Index Series will not invest in options, futures, other derivative instruments or short term money market instruments in order to lessen the Series' exposure to common stocks as a defensive strategy, but will instead attempt to remain fully invested at all times. Each Index Series may also invest in illiquid securities and repurchase agreements, may engage in securities lending, and may invest uninvested cash balances in affiliated money market funds.

      S&P 500 Index Series


      The S&P 500 is composed of 500 common stocks issued by large-capitalization U.S. companies in a wide range of businesses. The stocks included in the index collectively represent a substantial portion of all common stocks publicly traded in the United States. The S&P 500 is generally considered broadly representative of the performance of publicly traded U.S. large-capitalization stocks. The S&P 500 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. A market-weighted index is an index in which the weighting of each security is based on its market capitalization, which is the number of a company's outstanding shares multiplied by a share's current market value and is a measure of a company's size. In a market-weighted index, changes in the price of a company with a large capitalization affect the level of the index more than changes in the price of a company with a smaller market capitalization. The largest stocks in the S&P 500 have an effect on the performance of the index that is substantially greater than the effect of the other stocks in the index. The stocks in the S&P 500 are chosen by the Standard & Poor's ("S&P"), a division of the McGraw-Hill Companies, Inc. S&P chooses stocks for inclusion in the S&P 500 based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P's selection of a stock for the S&P 500 does not mean that S&P believes the stock to be an attractive investment. As of March 31, 2004, the market capitalization of the companies that comprise the S&P 500 ranged from $920 million to $311.2 billion.


      Outlined below are the main strategies the Series uses in seeking to achieve its investment objective:

      The Series may invest in all 500 stocks in the S&P 500 in roughly the same proportions as their weightings in the S&P 500. For example, if 2% of the S&P 500 is made up of the stock of a particular company, the Series will normally invest approximately 2% of its assets in that company. This strategy is known as "full replication." However, if the Investment Adviser believes it would be cost efficient, the Investment Adviser is authorized to deviate from full replication and instead invest in a statistically selected sample of the 500 stocks in the S&P 500 based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that has aggregate investment characteristics, such as average market capitalization and industry weightings, similar to the S&P 500 as a whole, but which involves less transaction cost than would be incurred through full replication. The Series may continue to hold stock dividends and other non-cash distributions from S&P 500 stocks held by the Series if the Investment Adviser believes it would be advantageous to do so. The Investment Adviser may also purchase stocks not included in the S&P 500 when it believes that it would be a cost efficient way of approximating the S&P 500's performance.

      In addition to the main strategies described above, the Series may use certain other investment strategies.

      The Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts linked to the performance of the S&P 500. Derivatives allow the Series to increase or decrease its exposure to the S&P 500 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

      Mid Cap Index Series.


      The S&P 400 is composed of 400 common stocks issued by U.S. mid-capitalization companies in a wide range of businesses. The S&P 400 is generally considered broadly representative of the performance of publicly traded U.S. mid-capitalization stocks. The S&P 400 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. The stocks in the S&P 400 are chosen by S&P. S&P chooses stocks for inclusion in the S&P 400 based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P's selection of a stock for the S&P 400 does not mean that S&P believes the stock to be an attractive investment. As of March 31, 2004, the market capitalization of the companies that comprise the S&P 400 ranged from $410 million to $11.3 billion.


      Outlined below are the main strategies the Series uses in seeking to achieve its objective.


      The Series may invest in all 400 stocks in the S&P 400 in roughly the same proportions as their weightings in the S&P 400. For example, if 2% of the S&P 400 is made up of the stock of a particular company, the Series may invest approximately 2% of its assets in that company. This strategy is known as "full replication." However, if the Investment Adviser believes it would be cost efficient, the Series may deviate from full replication and instead invest in a sample of 400 stocks in the S&P 400 based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio which has aggregate investment characteristics, such as average market capitalization and industry weightings, similar to the S&P 400 as a whole, but which involves fewer transaction costs than would be incurred through full replication. The Series may continue to hold stock dividends and other non-cash distributions from S&P 400 stocks held by the Series if the Investment Adviser believes it would be advantageous to do so. The Investment Adviser may also purchase stocks not included in the S&P 400 when it believes that it would be a cost efficient way of approximating the S&P 400's performance.

      In addition to the main strategies discussed above, the Series may also use certain other investment strategies:

      The Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts linked to the performance of the S&P 400. Derivatives allow the Series to increase or decrease its exposure to the S&P 400 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

      Extended Market Index Series


      The Wilshire 4500 is composed of all of the equity securities which are issued by companies headquartered in the U.S. and regularly traded on the New York and American Stock Exchanges and the Nasdaq over-the-counter ("OTC") market, except those stocks included in the S&P 500. The Wilshire 4500 is generally considered broadly representative of the performance of publicly traded mid-capitalization and small-capitalization stocks. The index measures the performance of approximately 4,500 stocks. As of March 31, 2004, the largest stock in the index had a market capitalization of approximately $107.3 billion, the smallest stock in the index had a market capitalization of less than approximately $1 million and the weighted average market capitalization of stocks in the index was approximately $6.8 billion.


      Outlined below are the main strategies the Series uses in seeking to achieve its objective:

      Additions to the index are made once a month after the month-end close, and initial public offerings are generally added at the end of the month (provided there is a shares outstanding value that Wilshire in its judgment believes to be credible). Issues spun-off from index members are added to the index as soon as prudently possible. In addition, shares outstanding may be adjusted to reflect corporate events during the month; otherwise, shares outstanding are updated once a month. A security will be excluded from the index on the day it fails index inclusion guidelines when it does not price.

      The Series will not invest in all of the common stocks in the Wilshire 4500, or in the same weightings as in the Wilshire 4500. Instead, the Series will invest in a sample of the stocks included in the Wilshire 4500 based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with less transaction costs than would be incurred through full replication. The Series will choose investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks and derivative instruments in its portfolio are similar to the Wilshire 4500 as a whole.

      In addition to the main strategies discussed above, the Series may also use certain other investment strategies:

      The Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts linked to the performance of the Wilshire 4500 or other indices that are highly correlated with the Wilshire 4500. Derivatives allow the Series to increase or decrease its exposure to the Wilshire 4500 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

      Small Cap Index Series


      The Russell 2000 is composed of the common stocks of the 1,001st through 3,000th largest U.S. companies by market capitalization, as determined by the Frank Russell Company. The stocks represented in the index are issued by small-capitalization U.S. companies in a wide range of businesses. As of March 31, 2004, the largest stock in the index had a market capitalization of approximately $2.8 billion, the smallest stock had a market capitalization of approximately $16 million and the average market capitalization of stocks in the index was approximately $950 million. The

Russell 2000 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. The Russell 2000 is generally considered broadly representative of the performance of publicly traded U.S. smaller-capitalization stocks. Frank Russell Company's selection of a stock for the Russell 2000 does not mean that Frank Russell Company believes the stock to be an attractive investment.

      The Frank Russell Company updates the Russell 2000 once each year, at which time there may be substantial changes in the composition of the index (and consequently, significant turnover in the Series). Stocks of companies that merge, are acquired or otherwise cease to exist during the year are not replaced in the index.

      Outlined below are the main strategies the Series uses in seeking to achieve its objective:

      The Series will not invest in all of the common stocks in the Russell 2000, or in the same weightings as in the Russell 2000. Instead, the Series will invest in a sample of the stocks included in the Russell 2000 based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with fewer transaction costs than would be incurred through full replication. The Series will choose investments so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks and derivative instruments in its portfolio are similar to the Russell 2000 as a whole.

      In addition to the main strategies discussed above, the Series may also use certain other investment strategies:

      The Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts linked to the performance of the Russell 2000. Derivatives allow the Series to increase or decrease its exposure to the Russell 2000 quickly and at less cost than buying or selling stocks. The Series will invest in options and futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

      Aggregate Bond Index Series

      The Lehman Brothers Aggregate Bond Index is a market-weighted index comprised of 6,500 dollar-denominated investment grade bonds with maturities greater than one year, as chosen by Lehman Brothers Holdings Inc. ("Lehman Brothers"). The Aggregate Bond Index includes:

         o    U.S. government and government agency securities

         o securities issued by supranational entities, such as the World Bank

         o securities issued by foreign governments and U.S. and foreign corporations

         o mortgage-backed securities (securities that give their holder the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans)

Lehman Brothers' selection of a bond for the Aggregate Bond Index does not mean that Lehman Brothers believes the security to be an attractive investment.

      Outlined below are the main strategies the Series uses in seeking to achieve its objective:

      The Series will not invest in all of the bonds in the Aggregate Bond Index, or in the same weightings as in the Aggregate Bond Index. Instead, the Series will invest in a sample of bonds included in the Aggregate Bond Index, or in a sample of bonds not included in the index but correlated with bonds that are in the index, and in derivative instruments correlated with the Aggregate Bond Index based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with lower transaction costs than would be incurred through full replication. Because the Aggregate Bond Index typically includes securities not readily available in the market, the Series may invest in bonds not included in the index but that are selected to reflect, as closely as practicable, characteristics such as maturity, duration, or credit quality similar to bonds in the index. This may result in different levels of interest rate, credit or other risks from the levels of risks on the securities included in the Aggregate Bond Index. The Aggregate Bond Index Series may trade securities to the extent necessary to maintain the duration of certain segments of the portfolio close to the duration of corresponding segments of the index, and, accordingly, the Aggregate Bond Index Series may have a higher portfolio turnover rate than the other Index Series.


      Because the Aggregate Bond Index is composed of investment grade bonds, the Series will invest primarily in corporate bonds rated investment grade (rated at least Baa3 by Moody's Investors Service, Inc. or BBB- by S&P) at the time of purchase, or if unrated, are considered to be of comparable quality. The Series may continue to hold a security that is downgraded below investment grade.

      The Series usually will invest a substantial portion of its assets in mortgage-backed securities. Most mortgage-backed securities are issued by Federal government agencies, such as the Government National Mortgage Association (Ginnie Mae), or government sponsored enterprises, such as the Federal Home Loan Mortgage Corporation (Freddie Mac) or Fannie Mae. Principal and interest payments on mortgage-backed securities issued by the Federal government agencies are guaranteed by either the Federal government or the government agency. Such securities have very little credit risk but will be subject to prepayment risk and extension risk. Securities issued by certain government agencies and by government sponsored enterprises are not guaranteed by the U.S. government or backed by the full faith and credit of the United States. Mortgage-backed securities that are issued by private corporations rather than Federal agencies have credit risk as well as prepayment risk and extension risk.


      In addition to the main strategies described above, the Series may also use certain other investment strategies:

      The Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with the performance of the Aggregate Bond Index. Derivatives may allow the Series to increase or decrease its exposure to the Aggregate Bond Index quickly and at less cost than buying or selling bonds. The Series may invest in options and futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.


      The Series may also purchase securities on a when-issued basis, and it may purchase or sell securities for delayed delivery, that is, the Series buys or sells securities with payment and delivery taking place in the future so that the Series can lock in a favorable yield and price at the time of entering into the transaction. The Series may also enter into dollar rolls in which the Series sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar securities (the same type and coupon) on a specified future date from the same party. During the period between the Series' sale of one security and purchase of a similar security, the Series does not receive principal and interest on the securities sold. The Series may also enter into standby commitment agreements in which the Series is committed, for a stated period of time, to buy a stated amount of a fixed income security which may be issued and sold to the Series at the option of the issuer. The price of the security is fixed at the time of the commitment, and the Series is paid a commitment fee whether the security is issued or not.

      International Index Series


      The EAFE Index is composed of equity securities of approximately 1,000 companies from various industrial sectors whose primary trading markets are located outside the United States. Companies included in the EAFE Index are selected from among the larger capitalization companies in these markets. The countries currently included in the EAFE Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The weighting of the EAFE Index among these countries is based upon each country's relative market capitalizations, and not its gross domestic product, which means that the index contains more companies from countries with the largest capital markets (like Japan and the United Kingdom) and these countries have the most effect on the index's performance. The stocks in the EAFE Index are chosen by Morgan Stanley Capital International, Inc. ("MSCI"). MSCI chooses stocks for inclusion in the EAFE Index based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. The EAFE Index is generally considered broadly representative of the performance of stocks traded in the developed international markets. MSCI's selection of a stock for the EAFE Index does not mean that MSCI believes the stock to be an attractive investment.


      Outlined below are the main strategies the Series uses in seeking to achieve its objective:

      The Series will, under normal circumstances, invest in all of the countries represented in the EAFE Index. The Series may not, however, invest in all of the companies within a country represented in the EAFE Index, or in the same weightings as the EAFE Index. Instead, the Series may invest in a sample of equity securities included in the EAFE Index and in derivative instruments correlated with components of the EAFE Index as a whole based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with fewer transaction costs than would be incurred through full replication.

      In addition to the main strategies discussed above, the Series may also use certain other investment strategies:

      The Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with market indices or countries within the EAFE Index. Derivatives allow the Series to increase or decrease its exposure to international stocks quickly and at less cost than buying or selling stocks. The Series will invest in options and futures and other derivative instruments in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities' weightings in the target index.

                                    * * * *

                                ENHANCED SERIES

      Enhanced S&P 500 Series, Enhanced Small Cap Series and Enhanced International Series (each an "Enhanced Series" and collectively, the "Enhanced Series")

      Each Enhanced Series seeks to provide a total return exceeding its benchmark index while actively seeking to reduce downside risk as compared with the index. There can be no assurance that the investment objective of the Series will be achieved.

      Outlined below are the main strategies the Enhanced Series use in seeking to achieve their investment objectives.


      Each Enhanced Series invests, under normal circumstances, at least 80% of its assets in stocks of companies in its benchmark index, and options, futures and other derivative instruments correlated with components of that index. Each Enhanced Series will attempt to construct a portfolio of securities and derivative instruments that will at least match approximately the performance of its respective index before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to its benchmark index. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than stocks represented in the index whenever the Investment Adviser believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage (for example, arbitrage between different share classes of a company or a single share class listed on different exchanges), (3) overweighting or underweighting certain securities (relative to their weightings in the index) in order to emphasize securities which have quantitative characteristics the Investment Adviser believes may enhance performance, and (4) opportunistic trading when changes to the composition of the benchmark index or an index correlated with the benchmark index (or components thereof) occur, in order to profit from volatility relating to the index change and/or seek better executions than the price levels used to compute the index's performance. In addition, the Enhanced S&P 500 Series may also sell call options on overweighted securities and sell put options on underweighted securities to obtain option premium income while also hedging exposure to overweight and underweight positions.


      An Enhanced Series may change its benchmark index if the Investment Adviser believes a different index would better enable the Enhanced Series to match the performance of the market segment represented by the current index and, accordingly, the investment objective of an Enhanced Series may be changed without shareholder approval.

      In addition to the main strategies discussed above, each Enhanced Series may use certain other investment strategies.

      Each Enhanced Series may invest in short term money market instruments as cash reserves to maintain liquidity. These instruments may include obligations of the U.S. Government, its agencies or instrumentalities, highly rated bonds or comparable unrated bonds, commercial paper, bank obligations, repurchase agreements or commingled short-term liquidity funds. To the extent an Enhanced Series invests in short term money market instruments, it will generally also invest in options, futures or other derivatives in order to maintain exposure to the index.

      Each Enhanced Series may also invest in illiquid securities and repurchase agreements, and may engage in securities lending and invest uninvested cash balances in affiliated money market funds.

      Enhanced S&P 500 Series


      The S&P 500 is composed of 500 common stocks issued by large-capitalization U.S. companies in a wide range of businesses. The stocks included in the index collectively represent a substantial portion of all common stocks publicly traded in the U.S. The S&P 500 is generally considered broadly representative of the performance of publicly traded U.S. large-capitalization stocks. The S&P 500 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. The largest stocks in the S&P 500 have an effect on the performance of the index that is substantially greater than the effect of the other stocks in the index. The stocks in the S&P 500 are chosen by S&P, a division of the McGraw-Hill Companies, Inc. S&P chooses stocks for inclusion in the S&P 500 based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P's selection of a stock for the S&P 500 does not mean that S&P believes the stock to be an attractive investment. As of March 31, 2004, the market capitalization of the companies that comprise the S&P 500 ranged from $920 million to $311.2 billion.


      Outlined below are the main strategies the Series uses in seeking to achieve its objective:

      While the Series expects the overall weighting of its investments to be similar to the capitalization weights of the S&P 500, the Series' investments will not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser will overweight or underweight stocks in the portfolio (relative to their weightings in the S&P 500) in order to emphasize securities that have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform or reduce somewhat its volatility relative to the index over time.

      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of S&P 500 futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs).

      In addition to the main strategies discussed above, the Series may use certain other investment strategies.

      The Enhanced S&P 500 Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with the S&P 500. Derivatives allow the Series to increase exposure to the S&P 500 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the S&P 500 or to bias the weightings of stocks in the portfolio (relative to the S&P 500) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the S&P 500, in connection with arbitrage transactions.


      The Series may invest in new issues. The Series may also sell covered call options and sell put options for hedging purposes.


      Enhanced Small Cap Series


      The Standard & Poor's(R) Smallcap 600 Index (the "S&P 600") is composed of 600 common stocks issued by small-capitalization U.S. companies in a wide range of businesses. The S&P 600 is generally considered broadly representative of the performance of publicly traded U.S. small-capitalization stocks. The S&P 600 is a market-weighted index, which means that the largest stocks represented in the index have the most effect on the index's performance. The stocks in the S&P 600 are chosen by S&P, a division of the McGraw-Hill Companies, Inc. S&P chooses stocks for inclusion in the S&P 600 based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. S&P's selection of a stock for the S&P 600 does not mean that S&P believes the stock to be an attractive investment. As of March 31, 2004, the largest stock in the index has a market capitalization of $3.0 billion and the smallest stock in the index had a market capitalization of $60 million.


      Outlined below are the main strategies the Series uses in seeking to achieve its objective:

      While the Series expects the overall weighting of its investments to be similar to the capitalization weights of the S&P 600, the Series' investments will not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser may overweight or underweight the portfolio (relative to their weightings in the S&P 600) in order to emphasize securities that have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform or reduce somewhat its volatility relative to the index over time.

      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of S&P 600 futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs).

      In addition to the main strategies discussed above, the Series may use certain other investment strategies:

      The Enhanced Small Cap Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with small capitalization U.S. stocks. Derivatives allow the Series to increase exposure to small capitalization U.S. stocks quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the S&P 600 or to bias the weightings of stocks in the portfolio (relative to the S&P 600) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the S&P 600, in connection with arbitrage transactions.

      The Series may also invest in new issues and sell covered call options.

      Enhanced International Series

      The EAFE Index is composed of equity securities of approximately 1,000 companies from various industrial sectors whose primary trading markets are located outside the United States. Companies included in the EAFE Index are selected from among the larger capitalization companies in these markets. The countries currently included in the EAFE Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and United Kingdom. The weighting of the EAFE Index among these countries is based upon each country's relative market capitalization, and not its gross domestic product, which means that the index contains more companies from countries with the largest capital markets (like Japan and the United Kingdom) and these countries have the most effect on the index's performance. The stocks in the EAFE Index are chosen by MSCI. MSCI chooses stocks for inclusion in the EAFE Index based on market capitalization, trading activity and the overall mix of industries represented in the index, among other factors. The EAFE Index is generally considered broadly representative of the performance of stocks traded in the international markets. MSCI's selection of a stock for the EAFE Index does not mean that MSCI believes the stock to be an attractive investment.

      Outlined below are the main strategies the Series uses in seeking to achieve its objective:

      While the Series expects the overall weighting of its investments to be close to the capitalization weights of the EAFE Index, the Series' investments may not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser may overweight or underweight the portfolio (relative to their weightings in the EAFE Index) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform or reduce somewhat its volatility relative to the index over time.

      The Series will engage in certain types of arbitrage when the Investment Adviser sees an opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the EAFE Index, in connection with arbitrage transactions.

      In addition to the main strategies discussed above, the Series may use certain other investment strategies.

      The Enhanced International Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with market indices of countries included in the EAFE Index. Derivatives allow the Series to increase exposure to international stocks quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the EAFE Index or to bias the portfolio (relative to the EAFE Index) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series may also invest in new issues and foreign currency exchange contracts, and sell covered call options.

                                INVESTMENT RISKS

      Set forth below are the main risks of investing in each Series.


      This section contains a summary discussion of the risks of investing in a Series. As with any fund, the value of a Series' investments - and therefore the value of a Series' shares - may fluctuate. These changes may occur because a particular stock or bond market in which a Series invests is rising or falling, or in response to interest rate changes. In addition, there are specific factors that may affect the value of a particular investment. Also, Fund management may select securities that underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies. If the value of a Series' investments goes down, you may lose money.


No Series can guarantee that it will achieve its investment objective.

      Set forth below are the main risks of investing in a Series:

            All Series

      Selection Risk -- Selection risk is the risk that a Series' investments may perform differently from the securities in the target index. This risk is greater for the Enhanced Series, because of their strategy of overweighting or underweighting companies relative to their respective index.

            S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series, International Index Series and Enhanced Series.

      Stock Market Risk -- Stock market risk is the risk that a stock market in one or more countries in which a Series invests will go down in value, including the possibility that a market will go down sharply and unpredictably.

            Aggregate Bond Index Series


      Interest Rate Risk -- Interest rate risk is the risk that prices of bonds generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities. The Series may lose money if short term or long term interest rates rise sharply in a manner not anticipated by the Investment Adviser.

      Credit Risk -- Credit risk is the risk that the issuer of a security owned by the Series will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation. Changes in the credit rating of an issuer or the markets perception of an issuer's creditworthiness can also adversely affect the value of the Series' investments in the issuer.


      Event Risk -- Event risk is of a type of credit risk that occurs when corporate issuers undergo restructurings, such as mergers, leveraged buyouts, takeovers, or similar events, which may be financed by increased debt. As a result of the added debt, the credit quality and market value of a company's bonds may decline significantly.

      Mortgage-Backed Securities -- Mortgage-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. When interest rates fall, borrowers may refinance or otherwise repay principal on their mortgages earlier than scheduled. When this happens, certain types of mortgage-backed securities will be paid off more quickly than originally anticipated and the Series has to invest the proceeds in securities with lower yields. This risk is known as "prepayment risk." When interest rates rise, certain types of mortgage-backed securities will be paid off more slowly than originally anticipated and the value of these securities will fall. This risk is known as "extension risk".

      Because of prepayment risk and extension risk, mortgage-backed securities react differently to changes in interest rates than other fixed income securities. Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed securities.


      Most mortgage backed securities are issued by Federal government agencies such as the Government National Mortgage Corporation ("Ginnie Mae"), or government sponsored enterprises such as Freddie Mac or Fannie Mae. Principal and interest payments on mortgage-backed securities issued by the Federal Government and some Federal government agencies, such as Ginnie Mae, are guaranteed by the Federal government and backed by the full faith and credit of the United States. Mortgage-backed securities issued by other government agencies or government sponsored enterprises, such as Freddie Mac or Fannie Mae are backed only by the credit of the government agency or enterprise and are not backed by the full faith and credit of the United States. Such securities generally have very little credit risk, but may be subject to substantial interest rate risks.

      Mortgage backed securities may be either pass-through securities or collateralized mortgage obligations (CMOs). Pass-through securities represent a right to receive principal and interest payments collected on a pool of mortgages, which are passed through to security holders (less servicing costs). CMOs are created by dividing the principal and interest payments collected on a pool of mortgages into several revenue streams (tranches) with different priority rights to portions of the underlying mortgage payments. Certain CMO tranches may represent a right to receive interest only (IOs), principal only
(POs) or an amount that remains after other floating-rate tranches are paid (an inverse floater). These securities are frequently referred to as "mortgage derivatives" and may be extremely sensitive to changes in interest rates. If the Series invests in CMO tranches issued by government agencies and interest rates move in a manner not anticipated by the Investment Adviser, it is possible that the Series could lose all or substantially all of its investment.


            Aggregate Bond Index Series, International Index Series and Enhanced International Series


      Foreign Market Risk -- Since a Series may invest in non-U.S. securities, it offers the potential for more diversification than a fund that invests only in the United States. This is because securities traded on non-U.S. markets have often (though not always) performed differently than securities in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that a Series will lose money. In particular, investment in foreign securities involves the following risks, which are generally greater for investments in emerging markets.


      o The economies of certain foreign markets often do not compare favorably with the economy of the United States in areas such as growth of gross domestic product, reinvestment of capital, resources and balance of payments. Some of these economies may rely heavily on particular industries or foreign capital. They may be more vulnerable to adverse diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures.

      o Investments in foreign markets may be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes.

      o The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices. They could also impair a Series' ability to purchase or sell foreign securities or transfer its assets or income back into the United States, or otherwise adversely affect a Series' operations.

      o Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in some foreign countries may be less extensive than those available to investors in the United States.

      o Because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may be difficult for a Series to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

      o Foreign markets may have different clearance and settlement procedures. In certain markets, settlements may be unable to keep pace with the volume of securities transactions. If this occurs, settlement may be delayed and a Series' assets may be uninvested and not earning returns. A series may miss investment opportunities or be unable to sell an investment because of these delays.

      Governmental Supervision and Regulation/Accounting Standards -- Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Some countries may not have laws to protect investors the way that the U.S. securities laws do. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on non-public information about that company. Accounting standards in other countries are not necessarily the same as the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for the Investment Adviser to completely and accurately determine a company's financial condition.


            International Index Series and Enhanced International Series

      Currency Risk -- Securities in which a Series invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates will affect the value of the Series' portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as "currency risk," means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

      Certain Risks of Holding Series Assets Outside the United States -- The Series generally hold their foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on a Series' ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for a Series to buy, sell, and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount a Series can earn on its investments and typically results in a higher operating expense ratio for the Series than for investment companies invested only in the United States.

            Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series and Enhanced Small Cap Series

      Small Cap Risk -- Small cap companies and, to a lesser extent, mid cap companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails, or if management changes, or there are other adverse developments, the Series' investment in a small cap or mid cap company may lose substantial value.

      The securities of small cap companies and, to a lesser extent, mid cap companies generally trade in lower volumes and are subject to greater and less predictable price changes than securities of larger, more established companies. Investing in smaller and, to a lesser extent, mid cap companies requires a long term view.

      Volatility -- Stocks of small and medium companies tend to be more volatile than stocks of larger companies and can be particularly sensitive to expected changes in interest rates, borrowing costs and earnings.

            Enhanced Series

      Arbitrage/Correlation Risk -- Each Series may engage in index arbitrage and other types of arbitrage. Arbitrage involves the purchase of an asset and the concurrent sale of that asset in a different market, or the sale of a related asset, in order to capture small price discrepancies between markets or related assets. Arbitrage strategies involving related assets carry the risk that the value of the related assets will not track or affect each other in the manner anticipated by the Investment Adviser. Arbitrage strategies generally assume the price of related assets will converge to some historic or quantitative relationship, and that price discrepancies from this relationship will disappear. In the event the price discrepancies do not disappear or widen, however, a Series could lose money on an arbitrage trade.

            Index Series (not including the Extended Market Index Series) and Enhanced Series


      Non-Diversification Risk -- Each Series is a non-diversified series. Because the Series may invest in securities of a smaller number of issuers, each Series may be exposed to the risk associated with and adverse developments affecting an individual issuer than a Series that invests more widely, which could, therefore, have a greater impact on the Series' performance.

      Each Series may also be subject to other risks associated with its investments and investment strategies, including:

All Series

      Derivatives -- A Series may use derivative instruments including futures, forwards and options, options on futures, swaps and indexed securities. Futures are exchange-traded contracts involving the obligation of the seller to deliver, and the buyer to receive, certain assets (or a money payment based on the change in value of certain assets or an index) at a specified time. Forwards are private contracts involving the obligation of the seller to deliver, and the buyer to receive, certain assets (or a money payment based on the change in value of certain assets or an index) at a specified time. Options are exchange-traded or private contracts involving the right of a holder to deliver (a "put") or receive (a "call") certain assets (or a money payment based on the change in value of certain assets or an index) from another party at a specified price within a specified time period. Options on futures are options in which the underlying asset is a futures contract. Swaps are private contracts involving the obligation of a party to exchange specified payments (which may be based on the value of an index or asset) with another party at specified times. Indexed securities are debt obligations that return a variable amount of principal or interest based on the value of an index at a specified time. Derivatives allow a Series to increase or decrease its risk exposure more quickly and efficiently than other types of instruments.

      Derivatives are volatile and involve significant risks, including:

         o Credit risk -- the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to a Series.

         o Currency risk -- the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

         o Leverage risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

         o Liquidity risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

      Index risk -- If the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Fund could receive lower interest payments or experience a reduction in the value of the derivative to below to what that Fund paid. Certain indexed securities, including inverse securities (which move in an opposite direction to the index), may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.

      A Series may use derivatives for anticipatory hedging. Anticipatory hedging is a strategy in which a Series uses a derivative to offset the risk that securities in which the Series intends to invest will increase in value before the Series has an opportunity to purchase the securities. A Series will use derivatives for anticipatory hedging in order to gain exposure efficiently to their underlying indices or market segments in the event the Series receive cash inflows. Derivatives may not always be available or cost efficient. If a Series invests in derivatives, the investments may not be as effective as a hedge against price movements.


      Short Sales -- If the price of the security sold short increases between the time of the short sale and the time the Series replaces the borrowed security, the Series will incur a loss; conversely, if the price declines, the Series will realize a gain. Any gain will be decreased, and any loss increased, by transaction costs. Although the Series' gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited. If a Series makes short sales of securities that increase in value, it may underperform similar mutual funds that do not make short sales of securities they do not own.


      Borrowing and Leverage Risk -- The Series may borrow for temporary emergency purposes, including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Series shares and in the return on a Series' portfolio. Borrowing will cost a Series interest expense and other fees. The costs of borrowing may reduce a Series' return. Certain securities that a Series buys may create leverage including, for example, options and indexed securities.


      Illiquid Securities -- Each Series may invest up to 15% of its net assets in illiquid securities that it cannot easily sell within seven days at current value. If a Series buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

      Restricted Securities -- Restricted securities have contractual or legal restrictions on their resale. They include private placement securities that have not been registered under the applicable securities laws. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.


      Restricted securities may be illiquid. A Series may be unable to sell them on short notice or may be able to sell them only at a price below current value. A Series may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if Series management or the Investment Adviser receives material adverse nonpublic information about the issuer, a Series will not be able to sell the securities.

      Rule 144A Securities -- Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

      Securities Lending -- Each Series may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, a Series may lose money and there may be a delay in recovering the loaned securities. A Series could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to a Series.

      Aggregate Bond Index Series

      Dollar Rolls -- Dollar rolls involve the risk that the market value of the securities that the Series is committed to buy may decline below the price of the securities the Series has sold. These transactions may involve leverage. The Series will engage in dollar rolls to enhance return and not for the purpose of borrowing.

      Standby Commitment Agreements -- Standby commitment agreements involve the risk that the security will lose value prior to its delivery to the Series. These agreements also involve the risk that if the security goes up in value, the counterparty will decide not to issue the security, in which case the Series has lost the investment opportunity for the assets it had set aside to pay for the security and any gain in the security's price.

      When Issued Securities, Delayed Delivery Securities and Forward Commitments -- When issued and delayed delivery securities and forward commitments involve the risk that the security the Series buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Series both loses the investment opportunity for the assets it has set aside to pay for the security and any gain in the security's price.


      Sovereign Debt -- The Aggregate Bond Index Series may invest in debt securities issued or guaranteed by foreign governments (including foreign states, provinces and municipalities) or their agencies and instrumentalities. Investments in these securities subject the Series to the risk that a government entity may delay or refuse to pay interest or repay principal on its debt for various reasons, including cash flow problems, insufficient foreign currency reserves, political considerations, or the relative size of its debt position to its economy. If a government entity defaults, it may ask for more time in which to pay or for further loans. There may be no bankruptcy proceeding that the Series can use to collect payments on debt securities that a government entity has not repaid.


Investment Adviser

Item 6.  Management, Organization, and Capital Structure.

      Fund Asset Management, L.P. (the "Investment Adviser" or "FAM") serves as the investment adviser of all of the Series. The Investment Adviser manages all of the Series' investments and their business operations under the overall supervision of the Board of Trustees (the "Trustees") of the Trust. The Investment Adviser has the responsibility for making all investment decisions for the Series. The principal business address of the Investment Adviser is 800 Scudders Mill Road, Plainsboro, New Jersey 08536.


      For the fiscal year ended December 31, 2003 the Investment Adviser received fees at the annual rates, based on each Series average daily net assets, shown below:



 Series                        Actual                         Fee Rate for the Fiscal Year Ended
                             Current Fee   Contractual      December 31, 2003 (reflects voluntary
                               Rate        Fee Rate(2)            waiver where applicable)
S&P 500 Index Series(1)         0.005%        0.05%                     0.005%

Small Cap Index
Series(1)                       0.01%         0.08%                      0.01%

Aggregate Bond Index
Series(1)                       0.01%         0.06%                      0.01%

International
Index Series                    0.01%         0.01%                      0.01%

Enhanced S&P 500
Series                          0.01%         0.01%                      0.01%

Enhanced Small Cap
Series                          0.01%         0.01%                      0.01%

Enhanced International
Series                          0.01%         0.01%                      0.01%

Mid Cap
Index Series                    0.01%         0.01%                      0.01%

Extended Market
Index Series                    0.01%         0.01%                      0.01%


----------
(1) The Investment Adviser has entered into a contract with the Trust on behalf of such Series and certain corresponding "feeder" funds (each a "Feeder Fund") that provides that the management fee for each Series when combined with the administrative fee of each such corresponding Feeder Fund, will not exceed specified amounts. Absent these contractual arrangements, the Investment Adviser of S&P 500 Index Series, Small Cap Index Series and Aggregate Bond Index Series would receive management fees as a percentage of daily net assets of each such Series as set forth in the "Contractual Fee Rate" column.

(2) Excluding fee waivers.

      FAM was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. FAM and its affiliates, including Merrill Lynch Investment Managers, L.P. ("MLIM"), had approximately $513 billion in investment company and other portfolio assets under management as of March, 2004.


      Jeffrey B. Hewson is a Co-Portfolio Manager of the Aggregate Bond Index Series. Mr. Hewson has been a Director (Global Fixed Income) of FAM since 1998, a Vice President from 1989 to 1998 and a Portfolio Manager of FAM since 1985. Mr. Hewson has been responsible for the management of the Aggregate Bond Index Series' portfolio since April, 1997.


      Frank Viola is a Co-Portfolio Manager of the Aggregate Bond Index Series. Mr. Viola has been a Managing Director of MLIM since 2002, and was a Director of MLIM from 2000 to 2002 and a Vice President from 1997 to 2000. Mr. Viola has been a Portfolio Manager with FAM and MLIM since 1997. Mr. Viola has been responsible for the management of the Aggregate Bond Index Series portfolio since October, 2001.

      Richard Vella is the Portfolio Manager of each Enhanced Series. Mr. Vella has been a Managing Director of MLIM since 2000 and was a First Vice President thereof from 1999 to 2000. He was a Managing Director of Global Index Funds of Bankers Trust from 1997 to 1999 and a Managing Director of International Index Funds of Bankers Trust from 1995 to 1999. He has been primarily responsible for the management of the portfolios of the Enhanced International Series and the Enhanced S&P 500 Series since August, 1999.

      Each Index Series (other than the Aggregate Bond Index Series) is managed by the Merrill Lynch Investment Managers Index Management Team.

      Capital Stock.


      Investors in the Trust have no preemptive or conversion rights and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust or any Series, investors, including any Feeder Funds, would be entitled to share, in proportion to their investment in the Trust or Series (as the case may be), in the assets of the Trust or Series available for distribution to investors.


      The Trust is organized as a Delaware statutory trust and consists of nine Series. Each investor is entitled to a vote in proportion to its investment in the Trust or the Series (as the case may be). Investors in any Series will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the particular Series. The Trust reserves the right to create and issue interests in additional Series.


      With respect to those Series that have Feeder Funds, smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Trust. A Feeder Fund may withdraw from the Trust at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund's assets directly. Each Feeder Fund is entitled to a vote in proportion to its investment in the corresponding Series of the Trust. Each Feeder Fund generally will participate in the earnings, dividends and assets of the applicable Series of the Trust in accordance with its pro rata interests in that Series.

      Except as set forth below, investments in the Trust may not be transferred except with the prior written consent of all of the Trustees, but an investor, including any Feeder Fund, may withdraw all or any portion of its investment in any Series on any day on which the New York Stock Exchange (the "Exchange") is open at net asset value. Additionally, an investor may transfer any or all of its investment to another current shareholder without the express prior written consent of the Trustees.


Item 7. Shareholder Information.


      Pricing of the Securities.


      Each Series calculates its net asset value (generally by using market quotations) each day the Exchange is open for trading ("Pricing Day"), as of the close of business on the Exchange, based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. The Exchange is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If events that are expected to materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the Exchange, those securities may be valued at their fair value. The net asset value used in determining the price of an interest in the Series is the next one calculated after the purchase or redemption order is placed. Foreign securities owned by a Series may trade on weekends or other days when the Series does not price its shares. As a result, a Series' net asset value may change on days when an investor will not be able to purchase or redeem the Series' beneficial interests.


      Each investor in the Trust, including any Feeder Fund, may add to or reduce its investment in a Series on each Pricing Day. The value of each investor's beneficial interest in a Series will be determined by multiplying the net asset value of the Series by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in such Series. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in a Series will then be re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Series as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Series effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Series as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in such Series as of 15 minutes after the close of business of the Exchange on the next Pricing Day of the Series.

      Purchase of Securities.

      Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in each Series of the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      There is no minimum initial or subsequent investment in each Series. However, because each Series intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the respective Series' custodian bank by a Federal Reserve Bank) or in marketable securities acceptable to the Investment Adviser and consistent with the investment objective, policies and restrictions of the respective Series.

      Each Series reserves the right to cease accepting investments at any time or to reject any investment order.


      Redemption of Securities.

      An investor in the Trust, including any Feeder Fund, may withdraw all or a portion of its investment in any Series on any Pricing Day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Series. The proceeds of the withdrawal will be paid by the Series normally on the business day on which the withdrawal is effected, but in any event within seven days. Redemptions generally will be paid in cash. If, however, a Series and/or the Investment Adviser determines that it would be detrimental to the best interests of the remaining shareholders of the Series to make payments in whole or in part in cash, the Series may pay the redemption price to a shareholder in whole or in part by an in-kind distribution of securities held by the Series. Such securities would be distributed in lieu of cash, on a pro-rata basis, and would be monitored by the Investment Adviser and valued in the same manner as they would be valued for purposes of computing net asset value of the Series. Investments in any Series of the Trust may not be transferred without the prior written consent of all of the Trustees except that an investor may transfer any or all of its investment to another current shareholder without such consent.

      Dividends and Distributions; Tax Consequences.


      Under the anticipated method of operation of the Series, each Series will be treated as a separate entity for federal income tax purposes which will have the status of partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1). Thus, each Series will not be subject to any income tax. Based upon the status of each Series as a partnership, each investor in a Series will include in gross income its share (as determined in accordance with the governing instruments of the Series) of such Series' ordinary income and capital gain in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder.


      It is the policy of the Series to make distributions to investors only pursuant to specific requests for redemption of shares of the Series. It is intended that each Series' assets, income and distributions will be managed in such a way that an investor in any Series will be able to satisfy the regulated investment company requirements of Subchapter M of the Code assuming that the investor invested all of its assets in the Series.


Item 8. Distribution Arrangements.


      Multiple Class and Master/Feeder Funds.

      The Trust is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Trust. However, the Trust may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Trust and will pay a proportionate share of the Trust's expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

      The Trustees of the Trust believe that the "master/feeder" fund structure may enable the Trust to reduce costs through economies of scale. A larger investment portfolio for the Trust may reduce certain transaction costs to the extent that contributions to and redemptions from the Trust's portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

      A Feeder Fund's investment in the Trust may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Trust or withdraws from the Trust, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Trust if the Trust voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund's assets from the Trust may affect the investment performance of the Feeder Fund and the Trust.

      The Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Trust. When a Feeder Fund is requested to vote on matters pertaining to the Trust, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Trust proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the "master/feeder" structure, please see Part A of the Merrill Lynch Registration Statement under "Master/Feeder Structure."

      Distribution and Sales Load


      Investments in a Series will be made without a sales load. All investments are made at net asset value next determined after an order is received by the Series. The net asset value of each Series is determined on each Pricing Day. The Trust's placement agent is FAM Distributors, Inc.

                                     PART B

      Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.


      This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Quantitative Master Series Trust (the "Trust"), dated April 28, 2004, as it may be revised from time to time (the "Trust's Part A").


Item 10.

      Quantitative Master Series Trust (the "Trust") currently consists of nine series: Master S&P 500 Index Series ("S&P 500 Index Series"), Master Mid Cap Index Series ("Mid Cap Index Series"), Master Extended Market Index Series ("Extended Market Index Series"), Master Small Cap Index Series ("Small Cap Index Series"), Master Aggregate Bond Index Series ("Aggregate Bond Index Series"), Master International Index Series ("International Index Series"), Master Enhanced S&P 500 Series ("Enhanced S&P 500 Series"), Master Enhanced Small Cap Series ("Enhanced Small Cap Series") and Master Enhanced International Series ("Enhanced International Series") (each, a "Series" and together, the "Series").

      This Registration Statement has been prepared as a single document consisting of parts A, B, and C, none of which are to be used or distributed as a stand alone document. This Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") and copies can be obtained, without charge, by calling the Trust at (800) MER-FUND, or by writing to Quantitative Master Series Trust, P.O. Box 9011, Princeton, New Jersey 08543-9011.


      The Trust is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with the Registration Statement on Form N-1A (Securities Act File No. 333-15265 and Investment Company Act File No. 811-7899) of Merrill Lynch Index Funds, Inc. (the "Fund"), as amended to date (the "Merrill Lynch Registration Statement"). Part A of the Merrill Lynch Registration Statement is the prospectus of the Fund.

      To date, the Fund consists of four series: S&P 500 Index Fund, Small Cap Index Fund, Aggregate Bond Index Fund and International Index Fund. Each series of the Fund invests all of its assets in beneficial interests in the corresponding Series of the Trust. The Fund and any other feeder fund that may invest in the Trust are referred to herein as "Feeder Funds."

A consolidated table of contents for this Registration Statement is included on page 2 of the Trust's Part A.


Item 11. Trust History

The Trust is a Delaware statutory trust organized on August 28, 1996. S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series, Aggregate Bond Index Series, International Index Series, Enhanced S&P 500 Series, Enhanced Small Cap Series and Enhanced International Series are each separate series of the Trust. Effective January 14, 2002, QA Large Cap Core Series, QA Large Cap Value Series, QA Large Cap Growth Series, QA Mid Cap Series, QA Small Cap Series, and QA International Series were terminated as separate series of the Trust. Effective February 15, 2002, International (GDP Weighted) Index Series was terminated as a separate series of the Trust. From August 2, 1999 through February 15, 2002, the International Index Series was named the International (Capitalization Weighted) Index Series. Prior to August 2, 1999, the Trust was named Merrill Lynch Index Trust. From August 2, 1999 through December 21, 1999, the Trust was named Index Master Series Trust, at which time, the Trust's name was changed to Quantitative Master Series Trust.

Item 12. Description of the Series and Their Investments and Risks

The following information supplements and should be read in conjunction with
Item 4 of the Trust's Part A.

      S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series, Aggregate Bond Index Series and International Index Series (collectively, the "Index Series")

      Each Index Series (except for the Extended Market Index Series) is classified as a non-diversified mutual fund under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Extended Market Index Series is classified as a diversified mutual fund under the Investment Company Act. The investment objective of each Index Series is to provide investment results that, before expenses, seek to replicate the total return (i.e., the combination of capital changes and income) of a specified securities index.

      The Index Series' investment objectives are not fundamental policies of the Series and may be changed by the Board of Trustees of the Trust (the "Trustees"), without shareholder approval. The Trustees may also change the target index of an Index Series if they consider that a different index would facilitate the management of the Index Series in a manner which better enables the Index Series to seek to replicate the total return of the market segment represented by the current index.

      S&P 500 Index Series

      The investment objective of the S&P 500 Index Series is to match the performance of the Standard & Poor's(R) 500 Index (the "S&P 500") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the S&P 500, Fund Asset Management, L.P. (previously defined as the "Investment Adviser" or "FAM"), generally will allocate the S&P 500 Index Series' investments among common stocks in approximately the same weightings as the S&P 500. In addition, the Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the S&P 500. At times the Series may not invest in all of the common stocks in the S&P 500, or in the same weightings as in the S&P 500. At those times, the Series chooses investments so that the market capitalizations, industry weighting and other fundamental characteristics of the stocks and derivative instruments chosen are similar to the S&P 500 as a whole. The S&P 500 Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The S&P 500 is composed of the common stocks of 500 large-capitalization companies from various industrial sectors, most of which are listed on the New York Stock Exchange (the "Exchange"). A company's stock market capitalization is the total market value of its outstanding shares. The S&P 500 represents a significant portion of the market value of all common stocks publicly traded in the United States.

      Mid Cap Index Series

      The investment objective of the Mid Cap Index Series is to match the performance of the Standard & Poor's (R) Mid Cap 400 Index (the "S&P 400") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the S&P 400, the Investment Adviser generally will allocate the Mid Cap Index Series' investments among common stocks in approximately the same weightings as the S&P 400. In addition, the Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the S&P 400. At times the Series may not invest in all of the common stocks in the S&P 400, or in the same weightings as in the S&P 400. At those times, the Series chooses investments so that the market capitalizations, industry weighting and other fundamental characteristics of the stocks and derivative instruments chosen are similar to the S&P 400 as a whole. The Mid Cap Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The S&P 400 is composed of 400 common stocks issued by U.S.
mid-capitalization companies in a wide range of businesses. A company's stock market capitalization is the total market value of its outstanding shares. The S&P 400 is generally considered broadly representative of the performance of publicly traded U.S. mid-capitalization stocks.

      Extended Market Index Series

      The investment objective of the Extended Market Index Series is to match the performance of the Wilshire 4500 Completion Index (the "Wilshire 4500") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the Wilshire 4500, the Investment Adviser may not allocate the Extended Market Index Series' investments among all of the common stocks in the Wilshire 4500, or in the same weightings as the Wilshire 4500. Instead, the Extended Market Index Series may invest in a sample of the stocks included in the Wilshire 4500 and other types of financial instruments based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with less transaction costs than would be incurred through full replication. The Investment Adviser may use options and futures contracts and other types of financial instruments. The investments to be included in the Extended Market Index Series will be selected so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks, and of the stocks underlying or otherwise related to the foregoing financial instruments, closely approximate those same factors in the Wilshire 4500, with the objective of reducing the selected investment portfolio's deviation from the performance of the Wilshire 4500 (this deviation is referred to as "tracking error"). The Extended Market Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The Wilshire 4500 contains all of the U.S. headquartered equity securities regularly traded on the New York and American Stock Exchanges and the Nasdaq over-the-counter ("OTC") market, except those stocks included in the S&P 500 (totaling approximately 6,500 stocks because the number of stocks has grown since the index was created in 1983). The Wilshire 4500 is generally considered broadly representative of the performance of publicly traded mid-capitalization and small-capitalization stocks. A company's stock market capitalization is the total market value of its outstanding shares.

      Small Cap Index Series

      The investment objective of the Small Cap Index Series is to match the performance of the Russell 2000(R) Index (the "Russell 2000") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the Russell 2000, the Investment Adviser may not allocate the Small Cap Index Series' investments among all of the common stocks in the Russell 2000, or in the same weightings as the Russell 2000. Instead, the Small Cap Index Series may invest in a sample of the stocks included in the Russell 2000 and other types of financial instruments based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with less transaction costs than would be incurred through full replication. The Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the Russell 2000. The investments to be included in the Small Cap Index Series will be selected so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks, and of the stocks underlying or otherwise related to the foregoing financial instruments, closely approximate those same factors in the Russell 2000, with the objective of reducing the selected investment portfolio's deviation from the performance of the Russell 2000 (tracking error). The Small Cap Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The Russell 2000 is composed of approximately 2,000 smaller-capitalization common stocks from various industrial sectors. A company's stock market capitalization is the total market value of its outstanding shares.

      Aggregate Bond Index Series

      The investment objective of the Aggregate Bond Index Series is to match the performance of the Lehman Brothers Aggregate Bond Index (the "Aggregate Bond Index") as closely as possible before the deduction of Series expenses. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the Aggregate Bond Index, the Investment Adviser may not allocate the Aggregate Bond Index Series' investments among all of the bonds in the Aggregate Bond Index, or in the same weightings as the Aggregate Bond Index. Instead, the Aggregate Bond Index Series may invest in a statistically selected sample of the bonds included in the Aggregate Bond Index, or in a statistically selected sample of bonds not included in the Aggregate Bond Index but correlated with bonds that are in the Aggregate Bond Index, and in derivative instruments linked to the Aggregate Bond Index. The Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the Aggregate Bond Index. The Series may invest in bonds not included in the Aggregate Bond Index, but which are selected to reflect characteristics such as maturity, duration or credit quality similar to bonds in the Aggregate Bond Index. The investments to be included in the Aggregate Bond Index Series will be selected with the objective of reducing the selected investment portfolio's deviation from the performance of the Aggregate Bond Index (tracking error). Selection of bonds other than those included in the Aggregate Bond Index, or in different weightings from the index, may result in levels of interest rate, credit or prepayment risks that differ from the levels of risks on the securities composing the Aggregate Bond Index. See "Other Investments Policies, Practices and Risk Factors -- Investment in Fixed-Income Securities." The Aggregate Bond Index Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The Aggregate Bond Index is composed primarily of dollar-denominated investment grade bonds in the following classes: U.S. Treasury and agency securities, U.S. corporate bonds, foreign corporate bonds, foreign sovereign debt (debt securities issued or guaranteed by foreign governments and governmental agencies), supranational debt (debt securities issued by entities, such as the World Bank, constituted by the governments of several countries to promote economic development) and mortgage-backed securities with maturities greater than one year. Corporate bonds contained in the Aggregate Bond Index represent issuers from various industrial sectors.

      The Aggregate Bond Index Series may invest in U.S. Treasury bills, notes and bonds and other "full faith and credit" obligations of the U.S. Government. The Aggregate Bond Index Series may also invest in U.S. Government agency securities, which are debt obligations issued or guaranteed by agencies or instrumentalities of the U.S. Government. "Agency" securities may not be backed by the "full faith and credit" of the U.S. Government. U.S. Government agencies may include the Federal Farm Credit Bank, the Resolution Trust Corporation and the Government National Mortgage Association. "Agency" obligations are not explicitly guaranteed by the U.S. Government and so are perceived as somewhat riskier than comparable Treasury bonds.

      Because the Aggregate Bond Index is composed of investment grade bonds, the Aggregate Bond Index Series will invest in corporate bonds rated investment grade, i.e., those rated at least Baa3 by Moody's Investors Service, Inc. ("Moody's") or BBB-, by Standard & Poor's ("S&P"), or the equivalent by another nationally recognized statistical rating organization ("NRSRO") at the time of purchase or, if unrated, of equal quality in the opinion of the Investment Adviser. Corporate bonds ranked in the fourth highest rating category, while considered "investment grade," have more speculative characteristics and are more likely to be downgraded than securities rated in the three highest ratings categories. In the event that the rating of a security in the Aggregate Bond Index Series is lowered below Baa or BBB, the Aggregate Bond Index Series may continue to hold the security. Such securities rated below investment grade are considered to be speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. Descriptions of the ratings of bonds are contained in Appendix A.

      The Aggregate Bond Index Series may also invest in other instruments that "pass through" payments on such obligations, such as collateralized mortgage obligations ("CMOs").

      International Index Series

      The investment objective of the International Index Series is to match the performance of the Morgan Stanley Capital International Europe, Australasia and Far East (Capitalization Weighted) Index in U.S. dollars with net dividends (the "EAFE Index") as closely as possible before the deduction of Series expenses. The weighting of the EAFE Index is based on the market capitalization of companies included in the Index. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to replicate the total return of the EAFE Index, the International Index Series will, under normal circumstances, invest in all of the countries in the EAFE Index, but the Investment Adviser may not allocate the Series' investments among all of the companies within a country, represented in the EAFE Index, or in the same weightings as the EAFE Index. Instead, the Series may invest in a sample of the equity securities included in the EAFE Index and in derivative instruments correlated with components of the EAFE Index based on the Investment Adviser's optimization process, a statistical sampling technique that aims to create a portfolio that will match approximately the performance of the index with less transaction costs than would be incurred through full replication. In addition, the Investment Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the EAFE Index. The investments to be included in the International Index Series will be selected so that the market capitalizations, industry weightings and other fundamental characteristics of the stocks, and of the stocks underlying or otherwise related to the foregoing financial instruments, closely approximate those same factors in the EAFE Index, with the objective of reducing the selected investment portfolio's deviation from the performance of the EAFE Index (tracking error). The Series may also engage in securities lending. See "Other Investment Policies, Practices and Risk Factors."

      The EAFE Index is composed of equity securities of approximately 1,000 companies from various industrial sectors whose primary trading markets are located outside the United States and which are selected from among the larger capitalization companies in such markets. A company's stock market capitalization is the total market value of its outstanding shares. The countries currently included in the EAFE Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The weighting of the EAFE Index among these countries is based upon each country's relative market capitalization. Gross domestic product is the basis for country weightings in the EAFE (GDP Weighted) Index. Using the market capitalization weighting tends to increase the relative weighting of Japan and the United Kingdom while decreasing the weighting of certain European countries, generally resulting in a less diversified index.

      Enhanced S&P 500 Series, Enhanced Small Cap Series and Enhanced International Series (collectively, the "Enhanced Series").

      Each Enhanced Series is classified as a non-diversified mutual fund under the Investment Company Act whose investment objective is to provide total return exceeding the performance of a specified securities index while actively seeking to reduce downside risks as compared with the index.

      The Enhanced Series' investment objectives are not fundamental policies and may be changed by the Board of Trustees of the Trust, without shareholder approval. The Trustees may also change the target index of an Enhanced Series if they consider that a different index would facilitate the management of the Enhanced Series in a manner which better enables the Enhanced Series to seek total return exceeding the performance of the market segment represented by the current index.

      The investment objective of the Enhanced S&P 500 Series is to provide a total return exceeding the performance of the S&P 500 while actively seeking to reduce downside risk as compared with the index. There can be no assurance that the investment objective of the Series will be achieved.

      Enhanced S&P 500 Series

      In seeking to provide a total return exceeding the performance of the S&P 500, under normal circumstances, the Series will invest at least 80% of its assets in stocks of companies in the S&P 500 and options, futures and other derivative instruments based on that index. The Enhanced S&P 500 Series' 80% policy will apply to the S&P 500 Series' net assets plus any borrowings for investment purposes, calculated at the time the Series invests its assets. The Enhanced S&P 500 Series will attempt to construct a portfolio of securities and derivative instruments that will at least match approximately the performance of the S&P 500 before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to the S&P 500. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than stocks represented in the index whenever the Investment Adviser believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage, (3) biasing the portfolio (relative to the S&P 500) in order to emphasize securities which have quantitative characteristics the Investment Adviser believes are associated with outperformance, and (4) opportunistic trading when changes to the composition of the benchmark index or an index correlated with the benchmark index (or components thereof) occur in order to seek better executions than the price levels used to compute the index's performance.

      The Enhanced S&P 500 Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with the S&P 500. Derivatives allow the Series to increase exposure to the S&P 500 quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the S&P 500 or to bias the portfolio (relative to the S&P 500) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of S&P 500 futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the S&P 500, in connection with arbitrage transactions.

      While the Series expects the overall weighting of its investments to be close to the capitalization weights of the S&P 500, the Series' investments will not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser will bias the portfolio (relative to the S&P 500) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform, or reduce somewhat its volatility relative to, the index over time.

      The Series may also invest in new issues and sell covered call options. For more information on these and other investments of the Series, see "Other Investment Policies, Practices and Risk Factors."

      The S&P 500 is composed of the common stocks of 500 large-capitalization companies from various industrial sectors, most of which are listed on the Exchange. A company's stock market capitalization is the total market value of its outstanding shares. The S&P 500 represents a significant portion of the market value of all common stocks publicly traded in the United States.

      Enhanced Small Cap Series

      In seeking to provide a total return exceeding the performance of the Standard & Poor's(R) Smallcap 600 Index (the "S&P 600"), under normal circumstances, the Series will invest at least 80% of its assets in stocks of companies in the S&P 600 and options, futures and other derivative instruments based on that index. The Enhanced Small Cap Series' 80% policy will apply to the S&P 600 Series' net assets plus any borrowings for investment purposes, calculated at the time the Series invests its assets. The Enhanced Small Cap Series will attempt to construct a portfolio of securities and derivative instruments that will at least match approximately the performance of the S&P 600 before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to the S&P 600. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than securities represented in the index whenever the Investment Adviser believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage, (3) biasing the portfolio (relative to the S&P 600) in order to emphasize securities which have quantitative characteristics the Investment Adviser believes are associated with outperformance, and (4) opportunistic trading when changes to the composition of the benchmark index or an index correlated with the benchmark index (or components thereof) occur in order to seek better executions than the price levels used to compute the index's performance.

      The Enhanced Small Cap Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with the small capitalization U.S. stocks. Derivatives allow the Series to increase exposure to small capitalization U.S. stocks and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the S&P 600 or to bias the portfolio (relative to the S&P 600) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of S&P 600 futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the S&P 600, in connection with arbitrage transactions.

      While the Series expects the overall weighting of its investments to be close to the capitalization weights of the S&P 600, the Series' investments will not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser may bias the portfolio (relative to the S&P 600) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform, or reduce somewhat its volatility relative to, the index over time.

      The Series may also invest in new issues and sell covered call options. For more information on these and other investments of the Series, see "Other Investment Policies, Practices and Risk Factors."

      The S&P 600 is composed of the common stocks of 600 small-capitalization companies from various industrial sectors, most of which are listed on the Exchange. A company's stock market capitalization is the total market value of its outstanding shares.

      Enhanced International Series

      The investment objective of the Enhanced International Series is to provide a total return exceeding the performance of the EAFE Index while actively seeking to reduce downside risk as compared with the index. There can be no assurance that the investment objective of the Series will be achieved.

      In seeking to provide a total return exceeding the performance of the EAFE Index, under normal circumstances, the Series will invest at least 80% of its total assets in stocks of companies in the EAFE Index and options, futures and other derivative instruments based on that index. The Enhanced International Series will attempt to construct a portfolio of securities and derivative instruments that will at least match approximately the performance of the EAFE Index before deduction of expenses, but will also employ various strategies to seek to enhance performance relative to the EAFE Index. Such enhancement strategies may include (1) investment in derivative instruments correlated with the index or components of the index rather than securities represented in the index whenever the Investment Adviser believes derivative instruments present price or return characteristics superior to those of securities, (2) certain types of arbitrage, (3) biasing the portfolio (relative to the EAFE Index) in order to emphasize securities which have quantitative characteristics the Investment Adviser believes are associated with outperformance, and (4) opportunistic trading when changes to the composition of the benchmark index or an index correlated with the benchmark index (or components thereof) occur in order to seek better executions than the price levels used to compute the index's performance.

      The Enhanced International Series may invest in derivative instruments, and may at times invest a significant portion of its assets in options and futures contracts correlated with market indices of countries included in the EAFE Index. Derivatives allow the Series to increase exposure to international stocks quickly and at less cost than buying or selling stocks. The Series will invest in options, futures and other derivative instruments, in order to gain market exposure quickly in the event of subscriptions, to maintain liquidity in the event of redemptions and to keep trading costs low. In connection with the use of derivative instruments, the Series may enter into short sales in order to adjust the weightings of particular securities represented in a derivative to more accurately reflect the securities weightings in the EAFE Index or to bias the portfolio (relative to the EAFE Index) in order to seek to enhance performance. The Series will also invest in derivatives whenever the Investment Adviser believes a derivative (including futures, total return index swaps, options, warrants and convertible bonds) presents price or return characteristics superior to those of stocks represented in the index. The Series may also invest in derivatives in connection with arbitrage transactions.

      The Series will engage in certain types of arbitrage when the Investment Adviser sees opportunity to do so. The types of arbitrage the Series may employ include stock index arbitrage (exploiting discrepancies between the value of futures or other derivatives and the value of the index), convertible bond arbitrage (exploiting discrepancies between the implied value of an option embedded in a convertible bond and the actual value of the option) and other forms of option arbitrage, share arbitrage (exploiting discrepancies in the value of different share classes of a company or in a single share class listed on more than one exchange) and risk arbitrage (exploiting discrepancies in the value of a stock included in the benchmark index that is the subject of a significant corporate event and the value of securities that will be received when such event occurs). The Series may enter into short sales of various types of securities and financial instruments, including securities and financial instruments not represented in the EAFE Index, in connection with arbitrage transactions.

      While the Series expects the overall weighting of its investments to be close to the capitalization weights of the EAFE Index, the Series' investments may not exactly replicate the portfolio weights of the index at all times. Instead, the Investment Adviser may bias the portfolio (relative to the EAFE Index) in order to emphasize securities which have quantitative characteristics (such as above-average yield or below-average valuation) the Investment Adviser believes may enhance performance. By using a proprietary computer model to overweight or underweight certain companies in the portfolio relative to the index, the Series seeks to slightly outperform, or reduce somewhat its volatility relative to, the index over time.

      The Series may also invest in new issues and foreign currency exchange contracts and sell covered call options. For more information on these and other investments of the Series, see "Other Investment Policies, Practices and Risk Factors."

      The EAFE Index is composed of approximately 1,000 equity securities of companies from various industrial sectors whose primary trading markets are located outside the United States and which are selected from among the larger capitalization companies in such markets. A company's stock market capitalization is the total market value of its outstanding shares. The countries currently included in the EAFE Index are Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The weighting of the EAFE Index among these countries is based upon market capitalization, rather than its gross domestic product. Using the capitalization weighting tends to increase the relative weighting of Japan and the United Kingdom while decreasing the weighting of certain European countries, generally resulting in a less diversified index.

About Indexing and Management of the Index Series

      About Indexing. The Index Series are not managed according to traditional methods of "active" investment management, which involve the buying and selling of securities based upon economic, financial, and market analyses and investment judgment. Instead, each Index Series, utilizing essentially a "passive" or "indexing" investment approach, seeks to replicate, before each Series' expenses (which can be expected to reduce the total return of the Series), the total return of its respective index.

      Indexing and Managing the Series. Each Index Series will be substantially invested in securities in the applicable index, and will invest, under normal circumstances, at least 80% of its net assets in securities of issuers that comprise the applicable index or in other financial instruments that are contained in or correlate with securities in the applicable index (equity securities, in the case of the S&P 500 Index Series, Mid Cap Index Series, Extended Market Index Series, Small Cap Index Series and

International Index Series and fixed-income securities, in the case of the Aggregate Bond Index Series). For this purpose, net assets include any borrowings for investment purposes.

      Because each Index Series seeks to replicate the total return of its respective index, generally the Investment Adviser will not attempt to judge the merits of any particular security as an investment but will seek only to replicate the total return of the securities in the relevant index. However, the Investment Adviser may omit or remove a security which is included in an index from the portfolio of an Index Series if, following objective criteria, the Investment Adviser judges the security to be insufficiently liquid or believes the merit of the investment has been substantially impaired by extraordinary events or financial conditions.

      The Investment Adviser may acquire certain financial instruments based upon individual securities or based upon or consisting of one or more baskets of securities (which basket may be based upon a target index). Certain of these instruments may represent an indirect ownership interest in such securities or baskets. Others may provide for the payment to an Index Series or by an Index Series of amounts based upon the performance (positive, negative or both) of a particular security or basket. The Investment Adviser will select such instruments when it believes that the use of the instrument will correlate substantially with the expected total return of a target security or index. In connection with the use of such instruments, the Investment Adviser may enter into short sales in an effort to adjust the weightings of particular securities represented in the basket to more accurately reflect such securities' weightings in the target index.

      Each Index Series' ability to replicate the total return of its respective index may be affected by, among other things, transaction costs, administration and other expenses incurred by the Index Series, taxes (including foreign withholding taxes, which will affect the International Index Series and the Aggregate Bond Index Series due to foreign tax withholding practices), changes in either the composition of the index or the assets of an Index Series, and the timing and amount of Index Series investors' contributions and withdrawals, if any. In addition, each Index Series' total return will be affected by incremental operating costs (e.g., transfer agency, accounting) that will be borne by the Index Series. Under normal circumstances, it is anticipated that each Index Series' total return over periods of one year and longer will, on a gross basis and before taking into account expenses (incurred at either the Series or a feeder fund level) be within 10 basis points (a basis point is one one-hundredth of one percent (0.01%)) for the S&P 500 Index Series, 50 basis points for the Mid Cap Index Series, 50 basis points for the Extended Market Index Series, 100 basis points for the Small Cap Index Series, 50 basis points for the International Index Series, 50 basis points for the Aggregate Bond Index Series, of the total return of the applicable indices. There can be no assurance, however, that these levels of correlation will be achieved. In the event that this correlation is not achieved over time, the Trustees will consider alternative strategies for the Index Series. Information regarding correlation of an Index Series' performance to that of a target index may be found in the Index Series' annual report.

About Enhanced Indexing and Management of the Enhanced Series

      About Enhanced Indexing. In seeking to provide a total return exceeding the respective index, the Enhanced Series utilize essentially a "passive" or "indexing" investment approach which for the most part does not involve the buying and selling of securities based upon economic, financial, and market analyses and investment judgment. However, each Enhanced Series does perform some analysis by screening the companies in its index to identify those that, on an overall basis, exhibit statistical characteristics the Investment Adviser believes are associated with outperformance over time.

      Each Enhanced Series' ability to exceed the total return of its respective index may be affected by, among other things, transaction costs, administration and other expenses incurred by the Series, taxes (including foreign withholding taxes, which will affect the Enhanced International Series due to foreign tax withholding practices), changes in either the composition of the index or the assets of an Enhanced Series, and the timing and amount of Enhanced Series investor contributions and withdrawals, if any. There can be no assurance that an Enhanced Series will exceed the total return of its respective index. In the event that an Enhanced Series, over time, does not exceed the total return of its index, the Trustees will consider alternative strategies for the Enhanced Series.

      Certain types of securities in which an Enhanced Series may invest and certain investment practices that the Enhanced Series may employ are discussed more fully below.

              Other Investment Policies, Practices and Risk Factors

      Cash Management. Generally, the Investment Adviser will employ futures and options on futures to provide liquidity necessary to meet anticipated redemptions or for day-to-day operating purposes. However, if considered appropriate in the opinion of the Investment Adviser, a portion of a Series' assets may be invested in certain types of instruments with remaining maturities of 397 days or less for liquidity purposes. Such instruments would consist of:
(i) obligations of the U.S. Government, its agencies, instrumentalities, authorities or political subdivisions ("U.S. Government Securities"); (ii) other fixed-income securities rated Aa or higher by Moody's or AA or higher by Standard & Poor's Rating Group ("S&P") or, if unrated, of comparable quality in the opinion of the Investment Adviser; (iii) commercial paper; (iv) bank obligations, including negotiable certificates of deposit, time deposits and bankers' acceptances; and (v) repurchase agreements. At the time the Series invest in commercial paper, bank obligations or repurchase agreements, the issuer or the issuer's parent must have outstanding debt rated Aa or higher by Moody's or AA or higher by S&P or outstanding commercial paper, bank obligations or other short term obligations rated Prime-1 by Moody's or A-1 by S&P or, if no such ratings are available, the instrument must be of comparable quality in the opinion of the Investment Adviser.

      Dollar Rolls. The Aggregate Bond Index Series may enter into dollar rolls, in which the Aggregate Bond Index Series will sell securities for delivery in the current month and simultaneously contract to repurchase substantially similar (the same type and coupon) securities on a specified future date from the same party. During the roll period, the Aggregate Bond Index

Series forgoes principal and interest paid on the securities sold. The Aggregate Bond Index Series is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.

      Dollar rolls involve the risk that the market value of the securities subject to the Aggregate Bond Index Series' forward purchase commitment may decline below the price of the securities the Aggregate Bond Index Series has sold. In the event the buyer of the securities files for bankruptcy or becomes insolvent, the Aggregate Bond Index Series' use of the proceeds of the current sale portion of the transaction may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Aggregate Bond Index Series' obligation to purchase the similar securities in the forward transaction. Dollar rolls are speculative techniques which can be deemed to involve leverage. The Aggregate Bond Index Series will establish a segregated account with its custodian in which it will maintain liquid securities in an aggregate amount equal to the amount of the forward commitment. The Aggregate Bond Index Series will engage in dollar roll transactions to enhance return and not for the purpose of borrowing. Each dollar roll transaction is accounted for as a sale of a portfolio security and a subsequent purchase of a substantially similar security in the forward market.

      Short Sales. In connection with the use of certain instruments based upon or consisting of one or more baskets of securities, the Investment Adviser may sell a security a Series does not own, or in an amount greater than the Series owns (i.e., make short sales). With respect to the Index Series and the Enhanced Series, such transactions will be used only in an effort to adjust the weightings of particular securities represented in the basket to reflect such securities' weightings in the target index. Additionally, the Enhanced Series may use short sales to bias the portfolio to enhance performance or in connection with arbitrage transactions. Generally, to complete a short sale transaction, a Series will borrow the security to make delivery to the buyer. A Series is then obligated to replace the security borrowed. The price at the time of replacement may be more or less than the price at which the security was sold by a Series. If the price of a security sold short increases between the time of the short sale and the time a Series replaces the borrowed security, the Series will incur a loss; conversely, if the price declines, the Series will realize a gain. Any gain will be decreased, and any loss increased, by transaction costs. Although a Series' gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited. If a Series makes short sales of securities that increase in value, it may underperform similar mutual funds that do not make short sales of securities they do not own. Until the security is replaced, the Series is required to pay to the lender any interest which accrues during the period of the loan. To borrow the security, the Series may be required to pay a premium which would increase the cost of the security sold. The proceeds of the short sale will be retained by the broker to the extent necessary to meet margin requirements until the short position is closed out. Until the Series replaces the borrowed security, it will (a) maintain in a segregated account with its custodian cash or liquid securities at such a level that the amount deposited in the account plus the amount deposited with the broker as collateral will equal the current market value of the security sold short or (b) otherwise cover its short position.

      Cash Flows; Expenses. The ability of the Index Series and the Enhanced Series to satisfy their respective investment objectives depends to some extent on the Investment Adviser's ability to manage cash flow (primarily from purchases and redemptions and distributions from the Series' investments). The Investment Adviser will make investment changes to a Series' portfolio to accommodate cash flow while continuing to seek to replicate or exceed, as the case may be, the total return of the Series' target index. Investors should also be aware that the investment performance of each index is a hypothetical number which does not take into account brokerage commissions and other transaction costs, custody and other costs of investing, and any incremental operating costs (e.g., transfer agency and accounting costs) that will be borne by the Series. Finally, since each Index Series seeks to replicate the total return of its target index, the Investment Adviser generally will not attempt to judge the merits of any particular security as an investment. With respect to the Enhanced Series, the Investment Adviser does perform some analysis by screening the companies in its index to identify those that exhibit statistical characteristics the Investment Adviser believes are associated with outperformance over time.

      Investment in Fixed-Income Securities. Because the Aggregate Bond Index Series will invest in fixed-income securities, it will be subject to the general risks inherent in such securities, primarily interest rate risk, credit risk and with respect to certain types of fixed-income securities, prepayment risk and extension risk.

      Interest rate risk is the potential for fluctuations in bond prices due to changing interest rates. As a rule bond prices vary inversely with interest rates. If interest rates rise, bond prices generally decline; if interest rates fall, bond prices generally rise. In addition, for a given change in interest rates, longer-maturity bonds generally fluctuate more in price than shorter-maturity bonds. To compensate investors for these larger fluctuations, longer-maturity bonds usually offer higher yields than shorter-maturity bonds, other factors, including credit quality, being equal. These basic principles of bond prices also apply to U.S. Government Securities. A security backed by the "full faith and credit" of the U.S. Government is guaranteed only as to its stated interest rate and face value at maturity, not its current market price. Just like other fixed-income securities, government-guaranteed securities will fluctuate in value when interest rates change.

      Credit risk is the possibility that an issuer of securities held by the Aggregate Bond Index Series will be unable to make payments of either interest or principal when due or will be perceived to have a diminished capacity to make such payments in the future. The credit risk of the Aggregate Bond Index Series is a function of the diversification and credit quality of its underlying securities.

      Prepayment risk is the possibility that the principal of the mortgage loans underlying mortgage-backed securities may be prepaid at any time. As a general rule, prepayments increase during a period of falling interest rates and decrease during a period of rising interest rates. As a result of prepayments, in periods of declining interest rates the Aggregate Bond Index Series may be required to reinvest its assets in securities with lower interest rates. In periods of increasing interest rates, certain types of mortgage-backed securities may be paid off more slowly, with the effect that the mortgage-backed securities held by the Aggregate Bond Index Series may exhibit price characteristics of longer-term debt securities.

      Extension risk is the possibility that the principal of the mortgage loans underlying mortgage-backed securities may be repaid more slowly than anticipated. As a general rule, extensions increase during a period of rising interest rates, and decrease during a period of falling interest rates. As a result, during periods of rising interest rates the average maturity of the Aggregate Bond Index Series' portfolio may increase, thus increasing the Series' exposure to interest rate risk.

      The Aggregate Bond Index Series may also be exposed to event risk, which includes the possibility that fixed-income securities held by the Aggregate Bond Index Series may suffer a substantial decline in credit quality and market value due to issuer restructurings. Certain restructurings such as mergers, leveraged buyouts, takeovers or similar events, are often financed by a significant expansion of corporate debt. As a result of the added debt burden, the credit quality and market value of a firm's existing debt securities may decline significantly. Other types of restructurings (such as corporate spinoffs or privatizations of governmental or agency borrowers or the termination of express or implied governmental credit support) may also result in decreased credit quality of a particular issuer.

      The corporate substitution strategy used by the Aggregate Bond Index Series (discussed above) may increase or decrease the Aggregate Bond Index Series' exposure to the foregoing risks relative to those of the Aggregate Bond Index.

      Foreign Investment Risks.

      The U.S. Government has from time to time imposed restrictions, through penalties and otherwise, on foreign investments by U.S. investors such as the International Series and Enhanced International Series (together, the "International Series"). If such restrictions should be reinstituted, it might become necessary for each International Index Series to invest all or substantially all of its assets in U.S. securities. In such event, the International Series would review its investment objective and investment policies to determine whether changes are appropriate.

      An International Series' ability and decision to purchase or sell portfolio securities may be affected by laws or regulations relating to the convertability and repatriation of assets. Because the shares of an International Series are redeemable on a daily basis in U.S. dollars, each International Series intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have any significant effect on its portfolio strategy although there can be no assurance in this regard.


      Foreign Market Risk. Since an International Series may invest in foreign securities, it offers the potential for more diversification than a fund that invests only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently than securities in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that an International Series will lose money. In particular, an International Series is subject to the risk that because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may make it difficult for an International Series to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.


      Foreign Economy Risk. The economies of certain foreign markets often do not compare favorably with that of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair an International Series' ability to purchase or sell foreign securities or transfer an International Series' assets or income back into the United States, or otherwise adversely affect an International Series' operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

      Currency Risk. Securities in which an International Series invests are usually denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of an International Series' portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as "currency risk," means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

      Sovereign Debt. The Aggregate Bond Index Series may invest in sovereign debt securities issued or guaranteed by foreign government entities. Investment in sovereign debt involves a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity's policy towards the International Monetary Fund and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity's implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds to the governmental entity, which may further impair such debtor's ability or willingness to timely service its debts. Consequently, governmental entities may default on their sovereign debt.

      Holders of sovereign debt, including the Aggregate Bond Index Series, may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. In the event of a default by the issuer, the Series may have few or no effective legal remedies for collecting on such debt.

      Certain Risks of Holding Fund Assets Outside the United States. An International Series generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on an International Series' ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for an International Series to buy, sell and hold securities in certain foreign markets than in the U.S. The increased expense of investing in foreign markets reduces the amount an International Series can earn on its investments and typically results in a higher operating expense ratio for an International Series than investment companies invested only in the U.S.

      Settlement Risk. Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for an International Series to carry out transactions. If an International Series cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If an International Series cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, an International Series could be liable to that party for any losses incurred.

      Governmental Supervision and Regulation/Accounting Standards. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Other countries may not have laws to protect investors the way that the U.S. securities laws do. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on non-public information about the company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Series management to completely and accurately determine a company's financial condition.


      Risks Associated with Portfolio Securities.

      When Issued Securities, Delayed Delivery and Forward Commitments. The Aggregate Bond Index Series may purchase or sell securities that they are entitled to receive on a when issued basis. The Aggregate Bond Index Series may also purchase or sell securities on a delayed delivery basis and/or through a forward commitment. These transactions involve the purchase or sale of securities by a Series at an established price with payment and delivery taking place in the future. The Aggregate Bond Index Series enters into these transactions to obtain what is considered an advantageous price to the Series at the time of entering into the transaction. The Aggregate Bond Index Series has not established any limit on the percentage of its assets that may be committed in connection with these transactions. When the Aggregate Bond Index Series purchases securities in these transactions, the Series segregate liquid securities in an amount equal to the amount of its purchase commitments.

      There can be no assurance that a security purchased on a when issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than the Series' purchase price. The Aggregate Bond Index Series may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.

      Illiquid or Restricted Securities. Each Series may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of a Series' assets in illiquid securities may restrict the ability of a Series to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where a Series' operations require cash, such as when the Series redeems shares or pays dividends, and could result in the Series borrowing to meet short term cash requirements or incurring capital losses on the sale of illiquid investments.

      Each Series may invest in securities that are not registered under the Securities Act of 1933, as amended (the "Securities Act" or the "1933 Act") or that are subject to trading restrictions under the laws of a foreign jurisdiction ("restricted securities"). Restricted securities may be sold in private placement transactions between the issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by a Series or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by a Series are required to be registered under the securities laws of one or more jurisdictions before being resold, the

Series may be required to bear the expenses of registration. Certain of a Series' investments in private placements may consist of direct investments and may include investments in smaller, less-seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources or they may be dependent on a limited management group. In making investments in such securities, a Series may obtain access to material non-public information which may restrict the Series' ability to conduct portfolio transactions in such securities.

      144A Securities. Each Series may purchase restricted securities that can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act. The Board of Trustees has determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Board of Trustees. The Board of Trustees has adopted guidelines and delegated to the Investment Adviser the daily function of determining and monitoring liquidity of restricted securities. The Board of Trustees, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the Board of Trustees will carefully monitor each Series' investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in each Series to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.


      Standby Commitment Agreements. The Aggregate Bond Index Series may enter into standby commitment agreements. These agreements commit the Aggregate Bond Index Series for a stated period of time, to purchase a stated amount of securities which may be issued and sold to a Series at the option of the issuer. The price of the security is fixed at the time of the commitment. At the time of entering into the agreement the Aggregate Bond Index Series is paid a commitment fee, regardless of whether or not the security is ultimately issued. The Aggregate Bond Index Series will enter into such agreements for the purpose of investing in the security underlying the commitment at a price that is considered advantageous to the Series. The Aggregate Bond Index Series will limit its investment in such commitments so that the aggregate purchase price of securities subject to such commitments, together with the value of portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 15% of its net assets taken at the time of the commitment. The Aggregate Bond Index Series segregates liquid securities in an aggregate amount equal to the purchase price of the securities underlying the commitment.


      There can be no assurance that the securities subject to a standby commitment will be issued and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Aggregate Bond Index Series may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

      The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security thereafter will be reflected in the calculation of the Aggregate Bond Index Series' net asset value, as the case may be. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

      Repurchase Agreements. Each Series may invest in securities pursuant to repurchase agreements. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System or primary dealer in U.S. Government Securities, or an affiliate thereof, or with other entities which the Investment Adviser otherwise deems to be creditworthy. Under a repurchase agreement, the seller agrees, upon entering into the contract with a Series, to repurchase the security at a mutually agreed upon time and price in a specified currency thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period although, with respect to the International Index Series and Enhanced International Series, it may be affected by currency fluctuations. The price at which the trades are conducted do not reflect accrued interest or dividends on the underlying obligation. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. A Series will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by a Series but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, a Series may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. In the event of a default under such a repurchase agreement, instead of the contractual fixed rate, the rate of return to a Series shall be dependent upon intervening fluctuations of the market value of such securities and the accrued interest on the securities. In such event, a Series would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform. A Series may not invest more than 15% of its net assets in repurchase agreements maturing in more than seven days together with all other illiquid securities.

      Convertible Securities. The Enhanced Small Cap Series may invest in convertible securities. Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible's value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

      Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege.

      The characteristics of convertible securities include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

      In analyzing convertible securities, the Investment Adviser will consider both the yield on the convertible security relative to its credit quality and the potential capital appreciation that is offered by the underlying common stock, among other things.

      Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by a Series are denominated in U.S. dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to a convertible security denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security. As described below, the Series are authorized to enter into foreign hedging transactions in which they may seek to reduce the effect of such fluctuations.

      Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its "investment value." To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its "conversion value," which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the underlying common stock the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.

      To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value move than the securities' investment value.

      Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by a Series is called for redemption, the Series will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

      Warrants. The Enhanced Series may invest in warrants, which are securities permitting, but not obligating, the warrant holder to subscribe for other securities. Buying a warrant does not make the Series a shareholder of the underlying stock. The warrant holder has no right to dividends or votes on the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investments in warrants may be more speculative than other equity-based investments.

      New Issues. The Enhanced Series may seek to purchase "hot issues" that is, newly issued securities, sometimes with the intent of quickly selling such securities in the secondary market for an amount higher than the issue price ("Hot IPOs"). Newly issued securities lack established trading histories and may be issued by companies with limited operating histories. The Enhanced Series also would bear the risk of the security trading at a discount to the issue price. The Enhanced Series may not be able to obtain an allocation of a Hot IPO, or in the amount that it would like.

      Securities Lending. Each Series may lend securities with a value not exceeding 33 1/3% of its total assets or the limit prescribed by applicable law to banks, brokers and other financial institutions. In return, a Series receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. A Series maintains the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. A Series receives the income on the loaned securities. Where a Series receives securities as collateral, a Series receives a fee for its loans from the borrower and does not receive the income on the collateral. Where a Series receives cash collateral, it may invest such collateral and retain the amount earned, net of any amount rebated to the borrower. As a result, a Series' yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. A Series is obligated to return the collateral to the borrower at the termination of the loan. A Series could suffer a loss in the event a Series must return the cash collateral and there are losses on investments made with the cash collateral. In the event the borrower defaults on any of its obligations with respect to a securities loan, the Series could suffer a loss where there are losses on investments made with the cash collateral or, where the value of the securities collateral falls below the market value of the borrowed securities. A Series could also experience delays and costs in gaining access to the collateral. A Series may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. Each Series has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or its affiliates and to retain an affiliate of the Trust as lending agent. See "Portfolio Transactions and Brokerage."

      Investment in Other Investment Companies. Each Series may invest in other investment companies whose investment objectives and policies are consistent with those of each Series. In accordance with the Investment Company Act of 1940, as amended, (the "Investment Company Act"), each Series may invest up to 10% of its total assets in securities of other investment companies. In addition, under the Investment Company Act, each Series may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of the Series total assets may be invested in securities of any investment company. Each Series has received an exemptive order from the Commission permitting it to invest in affiliated registered money market funds and in an affiliated private investment company without regard to limitations imposed by Section 12(d) of the Investment Company Act of 1940, as amended (the "Investment Company Act") provided however, that in all cases a Series' aggregate investment of cash in shares of such investment companies shall not exceed 25% of the Series total assets at any time. If a Series acquires shares in investment companies, shareholders would bear both their proportionate share of expenses in the Series (including management and advisory fees) and, indirectly, the expenses of such investment companies (including management and advisory fees). Investments by a Series in wholly owned investment entities created under the laws of certain countries will not be deemed an investment in other investment companies.

      Borrowing and Leverage. Each Series may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed) and may borrow up to an additional 5% of its total assets for temporary purposes. Each Series may obtain such short term credit as may be necessary for the clearance of purchase and sale of portfolio securities and may purchase securities on margin to the extent permitted by applicable law. Each Series will not purchase securities while its borrowings exceed 5% of its assets. The use of leverage by a Series creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of a Series' shares and in the yield on a Series' portfolio. Although the principal of such borrowings will be fixed, a Series' assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for a Series which can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest a Series will have to pay on the borrowings, the Series' return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to a Series will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends and other distributions will be reduced. In the latter case, the Investment Adviser in its best judgment nevertheless may determine to maintain a Series' leveraged position if it expects that the benefits to the Series' shareholders of maintaining the leveraged position will outweigh the current reduced return.

      Certain types of borrowings by a Series may result in the Series being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Investment Adviser from managing a Series' portfolio in accordance with the Series' investment objectives and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require a Series to dispose of portfolio investments at a time when it may be disadvantageous to do so.

      A Series at times may borrow from affiliates of the Investment Adviser, provided that the terms of such borrowings are no less favorable than those available from comparable sources of funds in the marketplace. As discussed under "Investment Advisory and Other Services," the fee paid to the Investment Adviser will be calculated on the basis of a Series' assets including proceeds from borrowings.

      Securities of Smaller Companies. An investment in the Small Cap Index Series and the Enhanced Small Cap Series and, to a lesser extent, the Extended Market Index Series and the Mid Cap Index Series involves greater risk than is customarily associated with funds that invest in more established companies. The securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies or the market average in general. These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group.

      While the issuers in which the Small Cap Index Series and the Enhanced Small Cap Series and, to a lesser extent, the Extended Market Index Series and the Mid Cap Index Series will primarily invest may offer greater opportunities for capital appreciation than large cap issuers, investments in smaller companies may involve greater risks and thus may be considered speculative. Management believes that properly selected companies of this type have the potential to increase their earnings or market valuation at a rate substantially in excess of the general growth of the economy. Full development of these companies and trends frequently takes time.

      The securities in which the Small Cap Index Series and the Enhanced Small Cap Series and, to a lesser extent, the Extended Market Index Series and the Mid Cap Index Series invest will often be traded only in the OTC market or on a regional securities exchange and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, the disposition by these Series of portfolio securities, to meet redemptions or otherwise, may require the Series to sell these securities at a discount from market prices or during periods when in management's judgement such disposition is not desirable or to make many small sales over a lengthy period of time.

      While the process of selection and continuous supervision by management does not, of course, guarantee successful investment results, it does provide access to an asset class not available to the average individual due to the time and cost involved. Careful initial selection is particularly important in this area as many new enterprises have promise but lack certain of the fundamental factors necessary to prosper. Investing in small and emerging growth companies requires specialized research and analysis.

      Small companies are generally little known to most individual investors although some may be dominant in their respective industries. Management of the Series believes that relatively small companies will continue to have the opportunity to develop into significant business enterprises. A Series may invest in securities of small issuers in the relatively early stages of business development which have a new technology, a unique or proprietary product or service, or a favorable market position. Such companies may not be counted upon to develop into major industrial companies, but management believes that eventual recognition of their special value characteristics by the investment community can provide above-average long term growth to the portfolio.

      Equity securities of specific small cap issuers may present different opportunities for long term capital appreciation during varying portions of economic or securities markets cycles, as well as during varying stages of their business development. The market valuation of small cap issuers tends to fluctuate during economic or market cycles, presenting attractive investment opportunities at various points during these cycles.

      Smaller companies, due to the size and kinds of markets that they serve, may be less susceptible than large companies to intervention from the Federal government by means of price controls, regulations or litigation.

      Mortgage-Backed Securities. The Aggregate Bond Index Series may invest in mortgage-backed securities. Mortgage-backed securities are "pass-through" securities, meaning that principal and interest payments made by the borrower on the underlying mortgages are passed through to the Aggregate Bond Index Series. The value of mortgage-backed securities, like that of traditional fixed income securities, typically increases when interest rates fall and decreases when interest rates rise. However, mortgage-backed securities differ from traditional fixed income securities because of their potential for prepayment without penalty. The price paid by the Aggregate Bond Index Series for its mortgage-backed securities, the yield the Aggregate Bond Index Series expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying mortgages. In a period of declining interest rates, borrowers may prepay the underlying mortgages more quickly than anticipated, thereby reducing the yield to maturity and the average life of the mortgage-backed securities. Moreover, when the Aggregate Bond Index Series reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid.

      To the extent that the Aggregate Bond Index Series purchases mortgage-backed securities at a premium, mortgage foreclosures and principal prepayments may result in a loss to the extent of the premium paid. If the Aggregate Bond Index Series buys such securities at a discount, both scheduled payments of principal and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying mortgages may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short or intermediate term at the time of purchase into a long term security. Since long term securities generally fluctuate more widely in response to changes in interest rates than short term securities, maturity extension risk could increase the inherent volatility of the Aggregate Bond Index Series. See "Investment in Fixed-Income Securities" and "Illiquid or Restricted Securities" above.

      Non-Diversified Status. Each Index Series (except for the Extended Market Index Series) and each Enhanced Series is classified as non-diversified within the meaning of the Investment Company Act, which means that each Series is not limited by the Investment Company Act with respect to the proportion of its assets that it may invest in securities of a single issuer. To the extent that a Series assumes large positions in the securities of a small number of issuers, the Series' net asset value may fluctuate to a greater extent than that of a diversified company as a result of changes in the financial condition or in the market's assessment of the issuers, and the Series may be more susceptible to any single economic or regulatory occurrence than a diversified company.

      Strategies Involving Options, Futures, Swaps, Indexed Instruments and Foreign Exchange Transactions

      Each Series may also invest in derivative instruments that it believes may serve as substitutes for individual securities in an attempt to broadly represent a particular market, market segment or index, as the case may be. The derivative instruments in which each Series may invest include the purchase and writing of options on securities indices and the writing of covered call options on stocks or derivative instruments correlated with an index or components of the index rather than securities represented in that index. Each Series will normally invest a substantial portion of its assets in options and futures contracts correlated with an index representing a Series' particular market segment or index. Each Series may also utilize options on futures, swaps and other indexed instruments and convertible bonds. Derivatives may be employed as a proxy for a direct investment in securities underlying the relevant index. Options, futures and other derivative instruments may also be employed to gain market exposure quickly in the event of subscriptions, provide liquidity, to invest uncommitted cash balances, for bona fide hedging purposes in the case of the Index Series and non-bona fide hedging purposes in the case of the Enhanced Series and in connection with short term trading opportunities. Each Series may also use derivatives in connection with the investment strategy that seeks to profit from differences in price when the same (or similar) security, currency or commodity is traded in two or more markets.

      In addition, the International Index Series and Enhanced International Series may engage in futures contracts on foreign currencies in connection with certain foreign security transactions and as an efficient and less costly way of emphasizing or de-emphasizing investment in particular countries represented in the particular market segment or index.

      The Investment Adviser will choose among the foregoing instruments based on its judgment of how best to meet each Series' goal. In connection therewith, the Investment Adviser will assess such factors as current and anticipated securities prices, relative liquidity and price levels in the options, futures and swap markets compared to the securities markets, and a Series' cash flow and cash management needs.

      Indexed Securities

      The Series may invest in securities the potential return of which is based on an index. As an illustration, a Series may invest in a debt security that pays interest based on the current value of an interest rate index, such as the prime rate. Indexed securities involve credit risk, and certain indexed securities may involve leverage risk and liquidity risk. The Index Series will invest in indexed securities for bona fide hedging (and for non-bona fide hedging purposes in the case of the Enhanced Series). When used for anticipatory hedging purposes, indexed securities involve correlation risk.

      Options on Securities and Securities Indices

      Purchasing Put Options. Each Series may purchase put options on securities held in its portfolio or on securities or interest rate indices that are correlated with securities held in its portfolio. When a Series purchases a put option, in consideration for an upfront payment (the "option premium") the Series acquires a right to sell to another party specified securities owned by the Series at a specified price (the "exercise price") on or before a specified date (the "expiration date"), in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index declines below a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a put option limits the Series' risk of loss in the event of a decline in the market value of the portfolio holdings underlying the put option prior to the option's expiration date. If the market value of the portfolio holdings associated with the put option increases rather than decreases, however, a Series will lose the option premium and will consequently realize a lower return on the portfolio holdings than would have been realized without the purchase of the put. Purchasing a put option may involve correlation risk, and may also involve liquidity and credit risk.

      Writing Call Options. Each Series may write (i.e., sell) call options on securities held in its portfolio or securities indices the performance of which correlates with securities held in its portfolio. When a Series writes a call option, in return for an option premium, the Series gives another party the right to buy specified securities owned by the Series at the exercise price on or before the expiration date, in the case of an option on securities, or agrees to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index. In the event the party to which a Series has written an option fails to exercise its rights under the option because the value of the underlying securities is less than the exercise price, the Series will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, a Series limits its ability to sell the underlying securities, and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding. Writing a call option may involve correlation risk.

Additional Options on Securities Indices

      Purchasing Call Options on Indices. Each Series may also purchase call options on securities indices that are correlated with the types of securities it intends to purchase. When a Series purchases a call option, in consideration for the option premium the Series acquires a right to receive from another party a payment based on the amount a specified securities index increases beyond a specified level on or before the expiration date. The purchase of a call option may protect the Series from having to identify specific securities in which to invest in a market the Series believes to be attractive, in the case of an option on an index (a bona fide hedge in the case of the Index Series and a non-bona fide hedge in the case of the Enhanced Series). In the event a Series determines not to purchase a security underlying a call option, however, the Series may lose the entire option premium. Purchasing a call option involves correlation risk, and may also involve liquidity and credit risk.

      Writing Put Options on Indices. Each Series may also write put options on securities indices. When a Series writes a put option on an index, in return for an option premium the Series agrees to pay to another party an amount based on any decline in a specified securities index below a specified level on or before the expiration date. In the event the party to which a Series has written an option fails to exercise its rights under the option because the value of the underlying securities is greater than the exercise price, the Series will profit by the amount of the option premium. By writing a put option, however, a Series will be obligated to make a cash payment reflecting any decline in the index. Accordingly, when a Series writes a put option it is exposed to a risk of loss in the event the value of the underlying securities falls below the exercise price, which loss potentially may substantially exceed the amount of option premium received by the Series for writing the put option. A Series will write a put option on a securities index to hedge against the risks of market-wide stock movements in the securities in which the Series invests. Writing a put option may involve substantial leverage risk.

      Each Series is also authorized to purchase or sell call or put options in connection with closing out call or put options it has previously purchased or sold.


      A Series may also write call or put options that are "covered." A call or put option will be considered covered if a Series has segregated assets with respect to such option in the manner described in "Risk Factors in Derivatives" below. A call option will also be considered covered if, as required by the policies stated above, a Series owns the securities it would be required to deliver upon exercise of the option (or, in the case of an option on a securities index, securities which substantially correlate with the performance of such index) or owns a call option, warrant or convertible instrument which is immediately exercisable for, or convertible into, such security.


      Types of Options. Each Series may engage in transactions in options on securities or securities indices on exchanges and in the OTC markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties' obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives" below.

      Futures. Each Series may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price.

No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract, a Series is required to deposit collateral ("margin") equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, a Series will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

      The sale of a futures contract limits a Series' risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract's expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, a Series will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

      The purchase of a futures contract may protect a Series from having to pay more for securities as a consequence of increases in the market value for such securities during a period when such Series was attempting to identify specific securities in which to invest in a market such Series believes to be attractive. In the event that such securities decline in value or an Index Series determines not to complete a bona fide hedge transaction or an Enhanced Series determines not to complete a non-bona fide hedge transaction relating to a futures contract, however, such Series may realize a loss relating to the futures position.


      Each of the Index Series and Enhanced Series will limit transactions in futures and options on futures to financial futures contracts (i.e., contracts for which the underlying asset is a securities or interest rate index) purchased or sold for anticipatory hedging purposes. The Investment Adviser has claimed an exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act ("CEA") pursuant to Rule 4.5 under the CEA. The Investment Adviser is not, therefore, subject to registration or regulation as a "commodity pool operator" under the CEA and the Series are operated so as not to be deemed to be "commodity pools" under the regulations of the Commodity Futures Trading Commission.


      Swaps. The Series are authorized to enter into equity swap agreements, which are OTC contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments based on a fixed or variable interest rate or the change in market value of a different equity security, basket of equity securities or equity index. Swap agreements may be used to obtain exposure to an equity or market without owning or taking physical custody of securities in circumstances in which direct investment is restricted by local law or is otherwise impractical.

      A Series will enter into an equity swap transaction only if, immediately following the time the Series enters into the transaction, the aggregate notional principal amount of equity swap transactions to which the Series is a party would not exceed 5% of the Series' net assets. Swap agreements entail the risk that a party will default on its payment obligations to the Series thereunder. Each Series will seek to lessen the risk to some extent by entering into a transaction only if the counterparty meets the current credit requirement for OTC option counterparties. Swap agreements also bear the risk that a Series will not be able to meet its obligations to the counterparty. Each Series, however, will deposit in a segregated account with its custodian, liquid securities or cash or cash equivalents or other assets permitted to be so segregated by the Commission in an amount equal to or greater than the market value of the liabilities under the swap agreement or the amount it would cost the Series initially to make an equivalent direct investment, plus or minus any amount the Series is obligated to pay or is to receive under the swap agreement.

      Foreign Exchange Transactions. The International Index Series and Enhanced International Series may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell listed or OTC options on currencies and purchase and sell currency futures and related options thereon (collectively, "Currency Instruments") for purposes of hedging against the decline on the value of currencies in which its portfolio holdings are denominated against the U.S. dollar. Such transactions could be effectuated with respect to hedges on non-U.S. dollar denominated securities owned by the Series, sold by the Series but not yet delivered, or committed or anticipated to be purchased by the Series. The International Index Series and Enhanced International Series are not required to engage in futures contracts, and may not do so. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. The International Index Series and Enhanced International Series will enter into foreign exchange transactions only for purposes of bona fide hedging (non-bona fide hedging in the case of the Enhanced International Series) either a specific transaction or a portfolio position. Such Series may enter into a forward foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Series has received or anticipates receiving a dividend or distribution.

      Risk Factors in Derivatives

      The Series may use instruments referred to as derivatives. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil) or an index (a measure of value or rates, such as the Standard & Poor's 500 Index or the prime lending rate). Derivatives allows each Series to increase or decrease the level of risk to which the Series is exposed more quickly and efficiently than transactions in other types of instruments.

      The Series intend to enter into transactions involving derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under "Additional Risk Factors of OTC Transactions." However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a derivative or a Series will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a derivative without incurring substantial losses, if at all.

      Derivatives are volatile and involve significant risks, including:

      Credit risk -- the risk that the counterparty on a derivative transaction will be unable to honor its financial obligation to the Series.

      Currency risk -- the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

      Leverage risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

      Liquidity risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

      Index risk -- If the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Fund could receive lower interest payments or experience a reduction in the value of the derivative to below to what that Fund paid. Certain indexed securities, including inverse securities (which move in an opposite direction to the index), may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.

      Use of derivatives for anticipatory hedging purposes involves correlation risk. If the value of the derivative moves more or less than the value of the hedged instruments the Series will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.

      Certain transactions in derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose a Series to potential losses which may exceed the amount originally invested by the Series. When a Series engages in such a transaction, the Series will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Series' exposure, on a marked-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Series has assets available to satisfy its obligations with respect to the transaction, but will not limit the Series' exposure to loss.

      Each Series intends to enter into transactions involving derivatives only if there appears to be a liquid secondary market for such investments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives." However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a derivative or the Series will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a derivative without incurring substantial losses, if at all.

      Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.

      Certain derivatives traded in OTC markets, including OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for a Series to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for a Series to ascertain a market value for such instruments. A Series will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Investment Adviser anticipates the Series can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer's quotation may be used.

      Because derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that a Series has unrealized gains in such instruments or has deposited collateral with its counterparty, the Series is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. A Series will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in derivatives traded in OTC markets only with financial institutions which have substantial capital or which have provided the Series with a third-party guaranty or other credit enhancement.

      Merger Transaction Risk -- A Series may buy stock of the target company in an announced merger transaction prior to the consummation of such transaction. In that circumstance, a Series would expect to receive an amount (whether in cash, stock of the acquiring company or a combination of both) in excess of the purchase price paid by the Series for the target company's stock. However, a Series is subject to the risk that the merger transaction may be canceled, delayed or restructured in which case a Series' holding of the target company's stock may not result in any profit for the Series and may lose significant value.

      Additional Limitations on the Use of Derivatives

      The Series may not use any derivative to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly, except that the Enhanced Series may use derivatives relating to assets not included in the relevant index in connection with arbitrage transactions or other permitted enhancement strategies.

      Additional Information Concerning the Indices or Market Segments

      S&P 600, S&P 500 and S&P 400. "Standard & Poor's(R)," "S&P(R)," "S&P
Smallcap 600 Index(R)," "S&P 500(R)," "S&P MidCap 400 Index(R)," "Standard & Poor's Smallcap 600 Index," "Standard & Poor's 500," "Standard & Poor's MidCap 400 Index," "600," "500" and "400" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Merrill Lynch Index Funds, Inc., Mercury Index Funds, Inc. and/or the Trust. The S&P 500 Index Series, Enhanced S&P 500 Series, Enhanced Small Cap Series and Mid Cap Index Series are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of the McGraw Hill Companies, Inc. ("Standard & Poor's" or "S&P"). Standard & Poor's makes no representation regarding the advisability of investing in the Series. Standard & Poor's makes no representation or warranty, express or implied, to the owners of shares of the Series or any member of the public regarding the advisability of investing in securities generally or in the Series particularly or the ability of the S&P 600, S&P 500 and the S&P 400 to track general stock market performance. Standard & Poor's only relationship to the Series is the licensing of certain trademarks and trade names of Standard & Poor's and of the S&P 600, S&P 500 and the S&P 400 which is determined, composed and calculated by Standard & Poor's without regard to the Series. Standard & Poor's has no obligation to take the needs of the Series or the owners of shares of the Series into consideration in determining, composing or calculating the S&P 600, S&P 500 and the S&P 400. Standard & Poor's is not responsible for and has not participated in the determination of the prices and amount of the Series or the timing of the issuance or sale of shares of the Series or in the determination or calculation of the equation by which the Series is to be converted into cash. Standard & Poor's has no obligation or liability in connection with the administration, marketing or trading of the Series.

      Standard & Poor's does not guarantee the accuracy and/or the completeness of the S&P 600, S&P 500 and the S&P 400 or any data included therein and Standard & Poor's shall have no liability for any errors, omissions, or interruptions therein. Standard & Poor's makes no warranty, express or implied, as to results to be obtained by the Series, owners of shares of the Series, or any other person or entity from the use of the S&P 600, S&P 500 and the S&P 400 or any data included therein. Standard & Poor's makes no express or implied warranties and expressly disclaims all warranties of merchantability of fitness for a particular purpose or use with respect to the S&P 600, S&P 500 and the S&P 400 or any data included therein. Without limiting any of the foregoing, in no event shall Standard & Poor's have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

      Wilshire 4500. "Wilshire 4500" is a trademark and "Wilshire" is a service mark of Wilshire Associates Incorporated ("Wilshire") and they have been licensed for use by the Investment Adviser and its affiliates. The Trust and the Series are not sponsored, endorsed, sold or promoted by Wilshire Associates Incorporated or any of its subsidiaries or affiliates, and they make no representation regarding the advisability of investing in the Trust or the Series.

      The Extended Market Index Series is not sponsored, endorsed, sold or promoted by Wilshire. Wilshire makes no representation or warranty, express or implied, to the owners of the Series or any member of the public regarding the advisability of investing in securities generally or in the Series particularly or the ability of the Wilshire 4500 Index to track general stock market performance. Wilshire's only relationship to the Trust is the licensing of certain trademarks and trade names of Wilshire and the use of the Wilshire Indices. The Wilshire 4500 Index are composed and calculated without regard to the Trust or the Series. Wilshire has no obligation to take the needs of the Series or the owners of Series into consideration in determining, composing or calculating the Wilshire 4500 Index. Wilshire does not guarantee the accuracy or the completeness of the 4500 Index or any data included therein, and Wilshire shall have no liability for any errors, omissions, or interruptions therein. Wilshire makes no warranty, express or implied, as to results to be obtained by the Series, owners of the Series, or any other person or entity from the use of the Wilshire 4500 Index or any data included therein. Wilshire makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Wilshire 4500 Index or any data included therein. Without limiting any of the foregoing, in no event shall Wilshire have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

      Russell 2000. The Small Cap Index Series is not promoted, sponsored or endorsed by, nor in any way affiliated with Frank Russell Company. Frank Russell Company is not responsible for and has not reviewed the Small Cap Index Series nor any associated literature or publications and Frank Russell Company makes no representation or warranty, express or implied, as to their accuracy, or completeness, or otherwise.

      Frank Russell Company reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000. Frank Russell Company has no obligation to take the needs of any particular Series or its participants or any other product or person into consideration in determining, composing or calculating the Index.

      Frank Russell Company's publication of the Russell 2000 in no way suggests or implies an opinion by Frank Russell Company as to the attractiveness or appropriateness of investment in any or all securities upon which the Russell 2000 is based. Frank Russell Company makes no representation, warranty, or guarantee as to the accuracy, completeness, reliability, or otherwise of the Russell 2000 or any data included in the Russell 2000. Frank Russell Company makes no representation or warranty regarding the use, or the results of use, of the Russell 2000 or any data included therein, or any security (or combination thereof) comprising the Russell 2000. Frank Russell Company makes no other express or implied warranty, and expressly disclaims any warranty, of any kind, including, without means of limitation, any warranty of merchantability or fitness for a particular purpose with respect to the Russell 2000 or any data or any security (or combination thereof) included therein.

      EAFE Index. The EAFE Index (the "EAFE Index") is the exclusive property of Morgan Stanley Capital International, Inc. ("Morgan Stanley"). The EAFE Index is a service mark of Morgan Stanley Group Inc. and has been licensed for use by the Investment Adviser and its affiliates.

      None of the Series are sponsored, endorsed, sold or promoted by Morgan Stanley. Morgan Stanley makes no representation or warranty, express or implied, to the owners of shares of any Series or any member of the public regarding the advisability of investing in securities generally or in any Series particularly or the ability of the EAFE Index to track general stock market performance. Morgan Stanley is the licensor of certain trademarks, service marks and trade names of Morgan Stanley and of the EAFE Index. Morgan Stanley has no obligation to take the needs of any Series or the owners of shares of any Series into consideration in determining, composing or calculating the EAFE Index. Morgan Stanley is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of shares of any Series to be issued or in the determination or calculation of the equation by which the shares of any Series is redeemable for cash. Morgan Stanley has no obligation or liability to owners of shares of any Series in connection with the administration, marketing or trading of any Series.

      Although Morgan Stanley shall obtain information for inclusion in or for use in the calculation of the EAFE Index from sources which Morgan Stanley considers reliable, Morgan Stanley does not guarantee the accuracy and/or the completeness of the EAFE Index or any data included therein. Morgan Stanley makes no warranty, express or implied, as to results to be obtained by licensee, licensee's customers and counterparties, owners of shares of any Series, or any other person or entity from the use of the EAFE Index or any data included therein in connection with the rights licensed hereunder or for any other use. Morgan Stanley makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the EAFE Index or any data included therein. Without limiting any of the foregoing, in no event shall Morgan Stanley have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

Investment Restrictions

      The Trust has adopted a number of fundamental and non-fundamental restrictions and policies relating to the investment of each Series' assets and activities. The fundamental policies set forth below may not be changed with respect to a Series without the approval of the holders of a majority of the Series' outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or
(ii) more than 50% of the outstanding shares). Under the fundamental investment restrictions each Series may not:

      1. Make any investment inconsistent with the Index Series' (except for the Extended Market Index Series) and Enhanced Series' classification as a non-diversified company under the Investment Company Act; and make any investment inconsistent with the Extended Market Index Series' classification as a diversified company under the Investment Company Act.

      2. Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities); provided, that in replicating the weighting of a particular industry in the Index Series' and the Enhanced Series' target index, a Series may invest more than 25% of its total assets in securities of issuers in that industry when the assets of companies included in the target index that are in the industry represent more than 25% of the total assets of all companies included in the index.

      3. Make investments for the purpose of exercising control or management.

      4. Purchase or sell real estate, except that, to the extent permitted by law, a Series may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

      5. Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that a Series may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Trust's Registration Statement, as it may be amended from time to time.

      6. Issue senior securities to the extent such issuance would violate applicable law.

      7. Borrow money, except that (i) a Series may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) a Series may borrow up to an additional 5% of its total assets for temporary purposes, (iii) a Series may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) a Series may purchase securities on margin to the extent permitted by applicable law. A Series may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Series' investment policies as set forth in its Registration Statement, as it may be amended from time to time, in connection with hedging transactions, short sales, forward commitment transactions and similar investment strategies.

      8. Underwrite securities of other issuers except insofar as a Series technically may be deemed an underwriter under the Securities Act in selling portfolio securities.

      9. Purchase or sell commodities or contracts on commodities, except to the extent that a Series may do so in accordance with applicable law and the Trust's Registration Statement, as it may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

      Under the Trust's non-fundamental restrictions, which may be changed by the Trustees without shareholder approval, a Series may not:

      (a) Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law. As a matter of policy, however, a Series will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the "fund of funds" provisions) of the Investment Company Act, at any time the Series' shares are owned by another investment company that is part of the same group of investment companies as the Series.

      (b) Make short sales of securities or maintain a short position, except to the extent permitted by applicable law and otherwise permitted by the Trust's Registration Statement.

      (c) Invest in securities that cannot be readily resold because of legal or contractual restrictions or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its net assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities that the Trustees of the Trust have otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act (which are restricted securities that can be resold to qualified institutional buyers, but not to the general public) and determined to be liquid by the Trustees are not subject to the limitations set forth in this investment restriction.

      (d) Make any additional investments if the amount of its borrowings exceeds 5% of its total assets. Borrowings do not include the use of investment techniques that may be deemed to create leverage, including, but not limited to, such techniques as dollar rolls, when-issued securities, options and futures.

      (e) Change its policy of investing, under normal circumstances, at least 80% of its assets in securities or other financial instruments in, or correlated with, its target index without providing shareholders with at least 60 days' prior written notice of such change (except for the Enhanced International Series).


      If a percentage restriction on the investment use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.


      For purposes of investment restriction 2, the Investment Adviser uses the classifications and subclassifications of Morgan Stanley Capital International as a factor to identify industries.


      The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. The Trust has, therefore, adopted an investment policy pursuant to which no Series will purchase or sell OTC options if, as a result of such transactions, the sum of the market value of OTC options currently outstanding which are held by such Series, the market value of the underlying securities covered by OTC call options currently outstanding which were sold by the Series and margin deposits on the Series' outstanding OTC options exceed 15% of the total assets of the Series, taken at market value, together with all other assets of such Series which are deemed to be illiquid or are otherwise not readily marketable. However, if an OTC option is sold by a Series to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if a Series has the unconditional contractual right to repurchase such OTC option at a predetermined price, then the Series will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying securities minus the option's exercise price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is "in the money." This policy as to OTC options is not a fundamental policy of the Series and may be amended by the Board of Trustees without the approval of the Series' interestholders. However, the Series will not change or modify this policy prior to the change or modification by the Commission staff of its position.

      Portfolio securities of a Series generally may not be purchased from, sold or loaned to the Investment Adviser or its affiliates or any of their directors, trustees, general partners, officers or employees, acting as principal, unless pursuant to a rule or exemptive order under the Investment Company Act.

      In addition, each Series, including the Index Series (except for the Extended Market Index Series) and the Enhanced Series which are classified as a non-diversified Series under the Investment Company Act and are not subject to the diversification requirements of the Investment Company Act, is required to comply with certain requirements under the Internal Revenue Code of 1986, as amended (the "Code"). To ensure that the Series satisfy these requirements, the Declaration of Trust requires that each Series be managed in compliance with the Code requirements as though such requirements were applicable to the Series. These requirements include limiting its investments so that at the close of each quarter of the taxable year (i) not more than 25% of the market value of a Series' total assets are invested in the securities of a single issuer, or any two or more issuers which are controlled by the Series and engaged in the same, similar or related businesses, and (ii) with respect to 50% of the market value of its total assets, not more that 5% of the market value of its total assets are invested in securities of a single issuer, and the Series does not own more than 10% of the outstanding voting securities of a single issuer. The U.S. Government, its agencies and instrumentalities and other regulated investment companies are not included within the definition of "issuer" for purposes of the diversification requirements of the Code.

      Portfolio Turnover

      Although the Index Series and the Enhanced Series will use an approach to investing that is largely a passive, indexing approach, each such Series may engage in a substantial number of portfolio transactions. The rate of portfolio turnover will be a limiting factor when the Investment Adviser considers whether to purchase or sell securities for any Series only to the extent that the Investment Adviser will consider the impact of transaction costs on any Series' tracking error. Changes in the securities comprising such Series' index or market segment, as the case may be, will tend to increase that Series' portfolio turnover rate, as the Investment Adviser restructures the Series' holdings to reflect the changes in the index or market segment, as the case may be. The portfolio turnover rate is, in summary, the percentage computed by dividing the lesser of a Series' purchases or sales of securities by the average net asset value of the Series. High portfolio turnover involves correspondingly greater brokerage commissions for a Series investing in equity securities and other transaction costs which are borne directly by a Series. A high portfolio turnover rate may also result in the realization of taxable capital gains, including short-term capital gains taxable at ordinary income rates. See "Taxation of the Trust."

Item 13. Management of the Registrant

         Trustees and Officers


      The Board of Trustees consists of six individuals, five of whom are not "interested persons" of the Trust as defined in the Investment Company Act ("non-interested Trustees"). The Trustees are responsible for the overall supervision of the operations of each Series and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

      Each non-interested Trustee is a member of the Trust's Audit Committee (the "Audit Committee"). The principal responsibilities of the Committee are the appointment, compensation and oversight of the Trust's independent accountants, including the resolution of disagreements regarding financial reporting between Trust management and such independent accountants. The Audit Committee's responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Trust; (ii) discuss with the independent accountants certain matters relating to the Trust's financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit;
(iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust's independent accountants and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent accountants' independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Trust's accounting and financial reporting policies and practices and internal controls and Trust management's responses thereto. The Board of the Trust has adopted a written charter for the Audit Committee. The Audit Committee has retained independent legal counsel to assist it in connection with these duties. The Audit Committee met four times during the fiscal year ended December 31, 2003.

      Each non-interested Trustee is also a member of the Trust's Nominating Committee. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Trustees of the Trust and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the selection and nomination of the Trust's non-interested Trustees, the Nominating Committee may consider nominations for the office of Trustee made by interest holders of the Trust or Feeder Fund shareholders as it deems appropriate. Interest holders of the Trust or Feeder Fund shareholders who wish to recommend a nominee should send nominations to the Secretary of the Trust that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee is newly formed and did not meet during the Trust's fiscal year ended December 31, 2003.


      Biographical Information. Certain biographical and other information relating to the non-interested Trustees is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Investment Adviser and its affiliate, Merrill Lynch Investment Managers, L.P. ("MLIM") ("MLIM/FAM-advised funds") and other public directorships.

                                             Term of                                         Number of
                           Positions(s)    Office** and                                   MLIM/FAM-Advised
Name, Address* and           With the       Length of      Principal Occupation(s)           Funds and           Public
Age of Trustee                 Trust       Time Served     During the Past 5 Years      Portfolios Overseen   Directorships
---------------------      ------------    ------------    ------------------------     -------------------   -------------
Donald W. Burton (60)        Trustee       Trustee since    General Partner of The       23 registered         ITC DeltaCom, Inc.
                                           2002             Burton Partnership,          investment            (telecommunications);
                                                            Limited Partnership (an      companies             ITC Financial
                                                            investment partnership)      consisting of         Services, (Financial
                                                            General Partner of The       36 portfolios         Services);
                                                            South Atlantic Venture                             Knology, Inc.
                                                            Funds since 1983; Member                           (telecommunications);
                                                            of the Investment                                  PriCare, Inc.
                                                            Advisory Committee of                              (health care);
                                                            the Florida State Board                            Symbion, Inc.
                                                            of Administration since                            (health care).
                                                            2001.

M. Colyer Crum (71)          Trustee       Trustee since    James R. Williston           24 registered         Cambridge
                                           2000             Professor of Investment      investment            Bancorp
                                                            Management Emeritus,         companies             (banking company)
                                                            Harvard Business School      consisting of
                                                            since 1996, James R.         37 portfolios
                                                            Williston Professor of
                                                            Investment Management,
                                                            Harvard Business School
                                                            from 1971 to 1996.

Laurie Simon Hodrick (41)    Trustee       Trustee since    Professor of Finance and     23 registered         None
                                           2000             Economics School of          investment
                                                            Business, Columbia           companies
                                                            University since 1998;       consisting of
                                                            Associate Professor of       36 portfolios
                                                            Finance and Economics,
                                                            Graduate School of
                                                            Business, Columbia
                                                            University from 1996 to
                                                            1998.

David H. Walsh (62)          Trustee       Trustee since    Consultant with Putnam       23 registered         None
                                           2003             Investments since 1993       investment
                                                            and employed in various      companies
                                                            capacities therewith         consisting of
                                                            from 1971 to 1992;           36 portfolios
                                                            Director, The National
                                                            Audubon Society since
                                                            1998; Director, The
                                                            American Museum of
                                                            Fly Fishing since 1997.

Fred G. Weiss (62)           Trustee       Trustee since    Managing Director of FGW     23 registered         Watson
                                           2000             Associates since 1997;       investment            Pharmaceutical,
                                                            Vice President, Planning     companies             Inc.
                                                            Investment and Development   consisting of         (pharmaceutical
                                                            of Warner Lambert Co. from   36 portfolios         company)
                                                            1979 to 1997; Director of
                                                            Michael J. Fox Foundation
                                                            for Parkinson's Research;
                                                            Director of BTG
                                                            International PLC (a
                                                            global technology
                                                            commercialisation company)
                                                            since 2001.

----------
* The address of each non-interested Trustee is P.O. Box 9095, Princeton, New Jersey 08543-9095.

** Each Trustee serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Trust's by-laws, charter or by statute.

      Certain biographical and other information relating to the Trustee who is an officer and an "interested person" of the Trust as defined in the Investment Company Act (the "interested Trustee") and to the other officers of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in MLIM/FAM-advised funds and public directorships held:


                                            Term of                                           Number of
                          Positions(s)    Office*** and                                    MLIM/FAM-Advised
                            With the        Length of      Principal Occupation(s)             Funds and            Public
Name, Address* and Age        Trust        Time Served     During the Past 5 Years        Portfolios Overseen    Directorships
----------------------    ------------    --------------   -----------------------        -------------------    -------------
Terry K. Glenn** (63)     President and    President       President of the               126 registered         None
                          Trustee          and             MLIM/FAM-advised funds         investment
                                           Trustee****     since 1999; Chairman           companies
                                           since           (Americas Region) of MLIM      consisting of
                                           1996            from 2000 to  2002;            160 portfolios
                                                           Executive Vice President
                                                           of FAM and MLIM (which terms
                                                           as used herein include their
                                                           corporate predecessors)
                                                           from 1983 to 2002; President
                                                           of FAM Distributors, Inc.
                                                           (the "Placement Agent" or
                                                           "FAMD") from 1986 to 2002
                                                           and Director thereof from
                                                           1991 to 2002; Executive Vice
                                                           President and Director of
                                                           Princeton Services, Inc.
                                                           ("Princeton Services")
                                                           from 1993 to 2002; President
                                                           of Princeton Administrators,
                                                           L.P. from 1988 to 2002;
                                                           Director of Financial Data
                                                           Services, Inc. ("FDS" or
                                                           the "Transfer Agent")
                                                           from 1985 to 2002.

                                                 Term of                                           Number of
                             Positions(s)     Office*** and                                     MLIM/FAM-Advised
                               With the         Length of      Principal Occupation(s)               Funds and            Public
Name, Address* and Age           Trust         Time Served     During the Past 5 Years          Portfolios Overseen    Directorships
----------------------       ------------     -------------    -----------------------          -------------------    -------------
Robert C. Doll, Jr. (49)     Senior Vice      Senior Vice      President of FAM and MLIM        45 registered            None
                             President        President        since October 2001;              investment
                                              since 2000       Director of Princeton            companies
                                                               Services since 2001;             consisting of
                                                               Co-Head (Americas Region         69 portfolios
                                                               of MLIM from 2000 to 2001
                                                               and Senior Vice President
                                                               thereof from 1999 to
                                                               2001; Chief Investment
                                                               Officer of
                                                               OppenheimerFunds, Inc. in
                                                               1999 and Executive Vice
                                                               President thereof from
                                                               1991 to 1999.

Jeffrey B. Hewson (51)       Vice President   Vice President   Director (Global Fixed           2 registered            None
                                              since 2000       Income) of FAM and certain       investment
                                                               of its affiliates since          companies
                                                               1998; Vice President of          consisting of
                                                               FAM and certain of its           1 portfolio
                                                               affiliates from 1989 to
                                                               1998; Portfolio Manager
                                                               FAM and certain of its
                                                               affiliates since 1985.

Philip Green (38)            Vice             Vice             Senior Vice President            1 registered             None
                             President        President        of MLIM since 1999;              investment
                                              since 1999       Managing Director and            company
                                                               Portfolio Manager of             consisting of
                                                               Global Institutional             3 portfolios
                                                               Services at Bankers Trust
                                                               from 1997 to 1999; Vice
                                                               President of Quantitative
                                                               Equities at Bankers Trust
                                                               in 1996; Vice President
                                                               of Asset Allocations
                                                               Strategies at Bankers
                                                               Trust from 1994 to 1996;
                                                               Vice President of Foreign
                                                               Exchange and Currency
                                                               Overlay Strategies at
                                                               Bankers Trust from 1988
                                                               to 1999; Assistant
                                                               Treasurer of Asset
                                                               Management Group at
                                                               Bankers Trust from 1985
                                                               to 1998.

Richard Vella (46)           Vice President   Vice President   Managing Director and Head       4 registered             None
                                              since 1999       of Global Index and              investment
                                                               Enhanced Index products          companies
                                                               for Merrill Lynch                consisting of
                                                               Quantitative Advisors            10 portfolios
                                                               since 1999; Managing
                                                               Director and Head of the
                                                               Global Index and Enhanced
                                                               Index business at Bankers
                                                               Trust from 1984 to 1999.

Frank Viola (38)             Vice President   Vice President   Managing Director of MLIM        11 registered             None
                                              since 2002       and head of the Global           investment
                                                               Fixed Income Structured          companies
                                                               Asset Team since 2002.           consisting of
                                                               Director (Global Fixed           7 portfolios
                                                               Income) of MLIM from 2000
                                                               to 2001 and Vice President
                                                               from 1996 to 2000.

Donald C. Burke (43)         Vice President   Vice President   First Vice President of          125 registered           None
                             and Treasurer    and Treasurer    FAM and MLIM since 1997          investment
                                              since 1999       and Treasurer thereof            companies
                                                               since 1999; Senior Vice          consisting of
                                                               President and Treasurer          159 portfolios
                                                               of Princeton Services
                                                               since 1999; Vice
                                                               President of FAMD since
                                                               1999; Vice President of
                                                               FAM and certain of its
                                                               affiliates from 1990 to
                                                               1997; Director of
                                                               Taxation of FAM and
                                                               certain of its affiliates
                                                               since 1990.

Phillip S. Gillespie (39)    Secretary        Secretary        First Vice President of          125 registered           None
                                              since 2000       MLIM since 2001; Director        investment
                                                               of MLIM from 2000 to 2001;       companies
                                                               Vice President of MLIM from      consisting of
                                                               1999 to 2000 and Attorney        159 portfolios
                                                               associated with MLIM since
                                                               1998; Assistant General
                                                               Counsel of Chancellor LGT
                                                               Asset Management Inc. from
                                                               1997 to 1998; Senior Counsel
                                                               and Attorney in the Division
                                                               of Investment Management and
                                                               the Office of General Counsel
                                                               at the U.S. Securities and
                                                               Exchange Commission from 1993
                                                               to 1997.

----------
   *  The address of officer is P.O. Box 9011, Princeton, New Jersey 08543-9011.

  ** Mr. Glenn is an "interested person," as defined in the Investment Company Act, of the Trust based on his former positions with MLIM, FAM, FAMD, Princeton Services and Princeton Administrators, L.P.

 ***  Elected by and serves at the pleasure of the Board of Trustees.


**** As a Trustee, Mr. Glenn serves until his successor is elected and qualified, until December 31 of the year in which he turns 72, or until earlier of his death, resignation, or removal as provided in the Trust's by-laws, charter or by statute.

      Share Ownership. Information relating to each Trustee's share ownership in the Trust and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Trustee ("Supervised Merrill Lynch Funds"), as of December 31, 2003, is set forth in the chart below.

                                                           Aggregate Dollar
                                     Aggregate Dollar     Range of Securities
                                     Range of Equity     in Supervised Merrill
Name                                  in the Trust*          Lynch Funds
----                                 ----------------   ---------------------
Interested Trustee:
    Terry K. Glenn ..............          N/A              over $100,000
Non-Interested Trustee:
    Donald W. Burton.............          N/A              over $100,000
    M. Colyer Crum ..............          N/A              over $100,000
    Laurie Simon Hodrick ........          N/A              over $100,000
    Fred G. Weiss ...............          N/A              over $100,000
    David H. Walsh ..............          N/A              over $100,000


----------
*     The Trust does not offer its interests for sale to the public.


      As of April 16, 2004, the officers and Trustees of the Trust as a group owned an aggregate of less than 1% of the outstanding shares of any Series. As of December 31, 2003, none of the non-interested Trustees of the Trust or their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co., Inc. ("ML & Co.").


Compensation of Trustees


      The Trust pays each non-interested Trustee for services to all Series a combined fee of $10,000 per year plus $1,000 per in person Board meeting attended and $1,000 per in person Audit Committee meeting attended. The Chairman of the Audit Committee is paid an additional annual fee of $2,000. The Trust reimburses each non-interested Trustee for his or her out-of-pocket expenses relating to attendance at Board and Audit Committee meetings.

      The following table shows the aggregate compensation earned by the non-interested Trustees and the aggregate compensation paid to them by all MLIM/FAM-advised funds for the calendar year ended December 31, 2003.


                                                                     Aggregate
                                                                   Compensation
                                                   Pension or         From the
                                                   Retirement          Trust
                                                Benefits Accrued     MLIM/FAM-
                                   Aggregate       as Part of         Advised
                                  Compensation        Trust        Funds Paid to
Name                               from Trust       Expenses         Trustees*
----                              ------------  -----------------  -------------
Donald W. Burton                   $19,000            None           $203,750
M. Colyer Crum(1)                  $21,000            None           $229,583
Laurie Simon Hodrick               $19,000            None           $203,750
J. Thomas Touchton(2)              $ 6,667            None           $ 28,667
David H. Walsh(3)                  $ 9,000            None           $138,042
Fred G. Weiss                      $19,000            None           $203,750


---------------
* For the number of MLIM/FAM-advised funds from which each Trustee received compensation, see the table on p.33.


(1)   Chairman of the Audit Committee.

(2)   Mr. Touchton retired as a Trustee effective January 1, 2003.

(3)   Mr. Walsh became a Trustee on July 7, 2003.


      Code of Ethics


      The Board of Trustees of the Trust and the Directors of each Feeder Fund, have approved a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Series and the Series' Investment Adviser and FAMD (the "Code of Ethics"). The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Series.

Proxy Voting Policies and Procedures

      The Trust's Board of Trustees has delegated to the Investment Adviser authority to vote all proxies relating to the Trust's portfolio securities. The Investment Adviser has adopted policies and procedures ("Proxy Voting Procedures") with respect to the voting of proxies related to the portfolio securities held in the account of one or more of its clients, including the Trust. Pursuant to these Proxy Voting Procedures, the Investment Adviser's primary objective when voting proxies is to make proxy voting decisions solely in the best interests of the Trust and its shareholders, and to act in a manner that the Investment Adviser believes is most likely to enhance the economic value of the securities held by the Trust. The Proxy Voting Procedures are designed to ensure that the Investment Adviser considers the interests of its clients, including the Trust, and not the interests of the Investment Adviser, when voting proxies and that real (or perceived) material conflicts that may arise between the Investment Adviser's interest and those of the Investment Adviser's clients are properly addressed and resolved.

      In order to implement the Proxy Voting Procedures, the Investment Adviser has formed a Proxy Voting Committee (the "Committee"). The Committee is comprised of the Investment Adviser's Chief Investment Officer (the "CIO"), one or more other senior investment professionals appointed by the CIO, portfolio managers and investment analysts appointed by the CIO and any other personnel the CIO deems appropriate. The Committee will also include two non-voting representatives from the Investment Adviser's Legal department appointed by the Investment Adviser's General Counsel. The Committee's membership shall be limited to full-time employees of the Investment Adviser. No person with any investment banking, trading, retail brokerage or research responsibilities for the Investment Adviser's affiliates may serve as a member of the Committee or participate in its decision making (except to the extent such person is asked by the Committee to present information to the Committee, on the same basis as other interested knowledgeable parties not affiliated with the Investment Adviser might be asked to do so). The Committee determines how to vote the proxies of all clients, including a Trust, that have delegated proxy voting authority to the Investment Adviser and seeks to ensure that all votes are consistent with the best interests of those clients and are free from unwarranted and inappropriate influences. The Committee establishes general proxy voting policies for the Investment Adviser and is responsible for determining how those policies are applied to specific proxy votes, in light of each issuer's unique structure, management, strategic options and, in certain circumstances, probable economic and other anticipated consequences of alternate actions. In so doing, the Committee may determine to vote a particular proxy in a manner contrary to its generally stated policies. In addition, the Committee will be responsible for ensuring that all reporting and recordkeeping requirements related to proxy voting are fulfilled.

      The Committee may determine that the subject matter of a recurring proxy issue is not suitable for general voting policies and requires a case-by-case determination. In such cases, the Committee may elect not to adopt a specific voting policy applicable to that issue. The Investment Adviser believes that certain proxy voting issues require investment analysis - such as approval of mergers and other significant corporate transactions - akin to investment decisions, and are, therefore, not suitable for general guidelines. The Committee may elect to adopt a common position for the Investment Adviser on certain proxy votes that are akin to investment decisions, or determine to permit the portfolio manager to make individual decisions on how best to maximize economic value for the Trust (similar to normal buy/sell investment decisions made by such portfolio managers). While it is expected that the Investment Adviser will generally seek to vote proxies over which the Investment Adviser exercises voting authority in a uniform manner for all the Investment Adviser's clients, the Committee, in conjunction with the Trust's portfolio manager, may determine that the Trust's specific circumstances require that its proxies be voted differently.

      To assist the Investment Adviser in voting proxies, the Committee has retained Institutional Shareholder Services ("ISS"). ISS is an independent adviser that specializes in providing a variety of fiduciary-level proxy-related services to institutional investment managers, plan sponsors, custodians, consultants, and other institutional investors. The services provided to the Investment Adviser by ISS include in-depth research, voting recommendations (although the Investment Adviser is not obligated to follow such recommendations), vote execution, and recordkeeping. ISS will also assist the Trust in fulfilling its reporting and recordkeeping obligations under the Investment Company Act.

      The Investment Adviser's Proxy Voting Procedures also address special circumstances that can arise in connection with proxy voting. For instance, under the Proxy Voting Procedures, the Investment Adviser generally will not seek to vote proxies related to portfolio securities that are on loan, although it may do so under certain circumstances. In addition, the Investment Adviser will vote proxies related to securities of foreign issuers only on a best efforts basis and may elect not to vote at all in certain countries where the Committee determines that the costs associated with voting generally outweigh the benefits. The Committee may at any time override these general policies if it determines that such action is in the best interests of the Trust.

      From time to time, the Investment Adviser may be required to vote proxies in respect of an issuer where an affiliate of the Investment Adviser (each, an "Affiliate"), or a money management or other client of the Investment Adviser (each, a "Client") is involved. The Proxy Voting Procedures and the Investment Adviser's adherence to those procedures are designed to address such conflicts of interest. The Committee intends to strictly adhere to the Proxy Voting Procedures in all proxy matters, including matters involving Affiliates and Clients. If, however, an issue representing a non-routine matter that is material to an Affiliate or a widely known Client is involved such that the Committee does not reasonably believe it is able to follow its guidelines (or if the particular proxy matter is not addressed by the guidelines) and vote impartially, the Committee may, in its discretion for the purposes of ensuring that an independent determination is reached, retain an independent fiduciary to advise the Committee on how to vote or to cast votes on behalf of the Investment Adviser's clients.

      In the event that the Committee determines not to retain an independent fiduciary, or it does not follow the advice of such an independent fiduciary, the powers of the Committee shall pass to a subcommittee, appointed by the CIO (with advice from the Secretary of the Committee), consisting solely of Committee members selected by the CIO. The CIO shall appoint to the subcommittee, where appropriate, only persons whose job responsibilities do not include contact with the Client and whose job evaluations would not be affected by the Investment Adviser's relationship with the Client (or failure to retain such relationship). The subcommittee shall determine whether and how to vote all proxies on behalf of the Investment Adviser's clients or, if the proxy matter is, in their judgment, akin to an investment decision, to defer to the applicable portfolio managers, provided that, if the subcommittee determines to alter the Investment Adviser's normal voting guidelines or, on matters where the Investment Adviser's policy is case-by-case, does not follow the voting recommendation of any proxy voting service or other independent fiduciary that may be retained to provide research or advice to the Investment Adviser on that matter, no proxies relating to the Client may be voted unless the Secretary, or in the Secretary's absence, the Assistant Secretary of the Committee concurs that the subcommittee's determination is consistent with the Investment Adviser's fiduciary duties.

      In addition to the general principles outlined above, the Investment Adviser has adopted voting guidelines with respect to certain recurring proxy issues that are not expected to involve unusual circumstances. These policies are guidelines only, and the Investment Adviser may elect to vote differently from the recommendation set forth in a voting guideline if the Committee determines that it is in a Trust's best interest to do so. In addition, the guidelines may be reviewed at any time upon the request of a Committee member and may be amended or deleted upon the vote of a majority of Committee members present at a Committee meeting at which there is a quorum.

      The Investment Adviser has adopted specific voting guidelines with respect to the following proxy issues:

o Proposals related to the composition of the Board of Directors of issuers other than investment companies. As a general matter, the Committee believes that a company's Board of Directors (rather than shareholders) is most likely to have access to important, nonpublic information regarding a company's business and prospects, and is therefore best-positioned to set corporate policy and oversee management. The Committee, therefore, believes that the foundation of good corporate governance is the election of qualified, independent corporate directors who are likely to diligently represent the interests of shareholders and oversee management of the corporation in a manner that will seek to maximize shareholder value over time. In individual cases, the Committee may look at a nominee's history of representing shareholder interests as a director of other companies or other factors, to the extent the Committee deems relevant.

o Proposals related to the selection of an issuer's independent auditors. As a general matter, the Committee believes that corporate auditors have a responsibility to represent the interests of shareholders and provide an independent view on the propriety of financial reporting decisions of corporate management. While the Committee will generally defer to a corporation's choice of auditor, in individual cases, the Committee may look at an auditors' history of representing shareholder interests as auditor of other companies, to the extent the Committee deems relevant.

o Proposals related to management compensation and employee benefits. As a general matter, the Committee favors disclosure of an issuer's compensation and benefit policies and opposes excessive compensation, but believes that compensation matters are normally best determined by an issuer's board of directors, rather than shareholders. Proposals to "micro-manage" an issuer's compensation practices or to set arbitrary restrictions on compensation or benefits will, therefore, generally not be supported.

o Proposals related to requests, principally from management, for approval of amendments that would alter an issuer's capital structure. As a general matter, the Committee will support requests that enhance the rights of common shareholders and oppose requests that appear to be unreasonably dilutive.

o Proposals related to requests for approval of amendments to an issuer's charter or by-laws. As a general matter, the Committee opposes poison pill provisions.

o Routine proposals related to requests regarding the formalities of corporate meetings.

o Proposals related to proxy issues associated solely with holdings of investment company shares. As with other types of companies, the Committee believes that a fund's Board of Directors (rather than its shareholders) is best-positioned to set fund policy and oversee management. However, the Committee opposes granting Boards of Directors authority over certain matters, such as changes to a fund's investment objective, that the Investment Company Act envisions will be approved directly by shareholders.

o Proposals related to limiting corporate conduct in some manner that relates to the shareholder's environmental or social concerns. The Committee generally believes that annual shareholder meetings are inappropriate forums for discussion of larger social issues, and opposes shareholder resolutions "micromanaging" corporate conduct or requesting release of information that would not help a shareholder evaluate an investment in the corporation as an economic matter. While the Committee is generally supportive of proposals to require corporate disclosure of matters that seem relevant and material to the economic interests of shareholders, the Committee is generally not supportive of proposals to require disclosure of corporate matters for other purposes.

Item 14. Control Persons and Principal Holders of Securities.


The following table sets forth control persons and principal holders of beneficial interests of the Series as of April 19, 2004.

-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
                                Name and Address of            Percentage of Ownership   Percentage of Ownership   Type of Ownership
Name of Series                  Principal Holder/Control       of the Series(1)          of the Trust              (Of Record/
                                Person                                                                             Beneficial)
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
S&P 500 Index Series            Merrill Lynch S&P 500 Index
                                Fund of Merrill Lynch Index
                                Funds, Inc. ("MLIF"), P.O.
                                Box 9011, Princeton, New
                                Jersey 08543-9011               89.99%(2)                 38.27%                   Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Small Cap Index Series          Merrill Lynch Small Cap
                                Index Fund of MLIF, P.O.
                                Box 9011, Princeton, New
                                Jersey 08543-9011               31.27%(2)                 1.70%                    Beneficial

                                Merrill Lynch Trust
                                Company on behalf of
                                Small Cap Index Trust of
                                Merrill Lynch QA Collective
                                Trust Series, P.O. Box 9011,
                                Princeton, New Jersey
                                08543-9011                      47.90%(2)                 2.60%                    Beneficial

                                Merrill Lynch Small Cap
                                Index Series AMR
                                Private Label RIC
                                4151 Amoncarter Blvd.
                                Merrill Drop 2450
                                Fort Worth, Texas 76155         13.00%                    0.71%                    Beneficial

                                Merrill Lynch Small Cap
                                Index Series Nationwide
                                Private Label RIC
                                One Nationwide Plaza
                                Columbus, Ohio 43215             5.57%                    0.30%                    Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Aggregate                       Merrill Lynch Aggregate Bond
Bond Index Series               Index Fund of  MLIF, P.O.
                                Box 9011, Princeton, New
                                Jersey 08543-9011               46.00%(2)                 6.29%                    Beneficial

                                Merrill Lynch Trust
                                Company on behalf of
                                Merrill Lynch Aggregate
                                Bond Index Series of
                                Merrill Lynch Index Trust,
                                P.O. Box 9011,
                                Princeton, New Jersey
                                08543-9011                      20.68%                    2.83%                    Beneficial

                                Aggregate Bond
                                Index Series of Merrill
                                Lynch Quantitative Investors,
                                LLC
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           25.09%                    3.43%                    Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
International                   Merrill Lynch International
Index Series                    Index Fund of MLIF, P.O.
                                Box 9011,
                                Princeton, New Jersey
                                08543-9011                      27.00%(2)                 2.30%                    Beneficial

                                Merrill Lynch Trust
                                Company on behalf of
                                Merrill Lynch International
                                Index Series of Merrill Lynch
                                Index Trust,
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           17.25%                    1.47%                    Beneficial

                                Merrill Lynch International
                                Index Series Chevron Texaco
                                Private Label RIC
                                6001 Bollinger Canyon Road
                                San Ramon, CA 94583             51.45%                    4.39%                    Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Enhanced S&P 500 Series         Merrill Lynch Trust
                                Company on behalf of
                                Enhanced S&P 500 Trust
                                of Merrill Lynch QA
                                Collective Trust Series,
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           43.47%                    2.03%                    Beneficial

                                Enhanced S&P 500 Series of
                                Merrill Lynch Quantitative
                                Investors, LLC,
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           17.84%                    0.83%                    Beneficial

                                Enhanced S&P 500 Series of
                                Merrill Lynch Quantitative
                                Partners, L.P.
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           38.69%                    1.80%                    Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Enhanced International Series   Merrill Lynch Trust
                                Company on behalf of
                                Enhanced International Trust
                                of Merrill Lynch QA
                                Collective Trust Series,
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011          100.00%                   17.02%                    Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------

-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
                                Name and Address of            Percentage of Ownership   Percentage of Ownership   Type of Ownership
Name of Series                  Principal Holder/Control       of the Series(1)          of the Trust              (Of Record/
                                Person                                                                             Beneficial)
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------
Mid Cap Index Series            Merrill Lynch Trust
                                Company on behalf of
                                Mid Cap Index Trust of
                                Merrill Lynch QA Collective
                                Trust Series,
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           71.72%                   1.58%                     Beneficial

                                Merrill Lynch Mid Cap
                                Index Series Nationwide
                                Private Label RIC
                                One Nationwide Plaza
                                Columbus, Ohio 43215            17.78%                   0.39%                     Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------

Extended Market Index Series    Merrill Lynch Trust
                                Company on behalf of
                                Extended Market Index Trust
                                of Merrill Lynch QA
                                Collective Trust Series
                                P.O. Box 9011, Princeton,
                                New Jersey 08543-9011           50.04%                   1.55%                     Beneficial

                                Extended Market Index Series
                                USAA Private Label RIC
                                9800 Fredericksburg Road,
                                BKB O4N
                                San Antonio, Texas 78288        46.37%                   1.44%                     Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------

Enhanced Small Cap Series       Merrill Lynch Trust
                                Company on behalf of
                                Enhanced Small Cap
                                Trust of QA Collective
                                Trust Series
                                P.O. Box 9011
                                Princeton, New Jersey
                                08543-9011                     100.00%                   2.87%                     Beneficial
-----------------------------   ----------------------------   -----------------------   -----------------------   -----------------


----------
1 Reflects either direct ownership of the Series, or indirect ownership through one of a Series' beneficial owners.

2     Ownership of beneficial interests of the Series is direct.

      Except as set forth in the table above, no entity or individual owns between 5% and 25% of the outstanding beneficial interests of any Series.

      The jurisdiction of organizations listed above that are deemed "control persons" of a Series is as set forth below:

Entity                                                         Jurisdiction
------                                                         ------------
MLIF                                                           Maryland
Merrill Lynch Trust Company                                    New Jersey
Merrill Lynch Quantitative Investors, LLC                      Delaware
USAA Private Label RIC                                         Maryland

      All holders of beneficial interests ("Holders") are entitled to vote in proportion to the amount of their interest in a Series or in the Trust, as the case may be. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate beneficial interests of the Trust would be able to elect all the Trustees. With respect to the election of Trustees and ratification of accountants, the shareholders of separate Series vote together; they generally vote separately by Series on other matters.

Item 15.  Investment Advisory and Other Services.

      The Trust has entered into an investment advisory agreement with the Investment Adviser (the "Investment Advisory Agreement"). The Investment Adviser provides the Trust with investment advisory and management services. Subject to the supervision of the Board of Trustees, the Investment Adviser is responsible for the actual management of each Series' portfolio and reviews the Series' holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser. The Investment Adviser performs certain of the other administrative services and provides all the office space, facilities, equipment and necessary personnel for management of the Series.

      As discussed in Part A, the Investment Adviser receives for its services to the Series monthly compensation at the annual rates of the average daily net assets of each Series as set forth below.


                                                               Fee Rate for the
                                                                Period Ended
                                                              December 31, 2003
                                      Actual    Contractual  (reflects voluntary
                                      Current      Fee          waiver where
Name of Series                       Fee Rate     Rate(2)        applicable)
--------------                       ---------  -----------  -------------------
S&P 500 Index Series(1)............    0.005%      0.05%            0.005%
Small Cap Index Series(1)..........    0.01%       0.08%            0.01%
Aggregate Bond Index Series(1).....    0.01%       0.06%            0.01%
International Index Series ........    0.01%       0.01%            0.01%
Enhanced S&P 500 Series ...........    0.01%       0.01%            0.01%
Enhanced Small Cap Series .........    0.01%       0.01%            0.01%
Enhanced International Series .....    0.01%       0.01%            0.01%
Mid Cap Index Series ..............    0.01%       0.01%            0.01%
Extended Market Index Series ......    0.01%       0.01%            0.01%

----------
(1) The Investment Adviser has entered into a contract with the Trust on behalf of certain Series and the corresponding Feeder Funds that provides that the management fee for each such Series when combined with the administrative fee of each such corresponding Feeder Fund will not exceed specified amounts. Absent these contractual arrangements, the Investment Adviser of S&P 500 Index Series, Small Cap Index Series and Aggregate Bond Index Series would receive management fees as a percentage of daily net assets of each such Series as set forth in the "Contractual Fee Rate" column.

(2)   Excluding fee waivers.

      The tables below set forth information about the total investment advisory fees paid by each Series to the Investment Adviser, and any amount voluntarily waived by the Investment Adviser.


                                                                                                     Enhanced
                                        S&P 500 Index      Small Cap Index     Aggregate Bond      International       Mid Cap Index
Period Ending                              Series              Series           Index Series           Series              Series
------------------                      -------------      ---------------     --------------      -------------       -------------
December 31, 2003
Contractual Amount                        $104,372             $22,670             $80,613             $96,917             $6,424

Amount waived                                $0                  $0                  $0                  $0                  $0
(if applicable)

December 31, 2002
Contractual Amount                         $93,240             $19,128             $52,943             $65,457             $2,089

Amount waived                                $0                  $0                  $0                  $0                  $0
(if applicable)

December 31, 2001
Contractual Amount                         $91,454             $19,227             $41,577             $50,469             $1,351

Amount waived                                $0                  $0                  $0                  $0                  $0
(if applicable)

                                        International        Enhanced S&P      Extended Market      Enhanced Small
Period Ending                           Index Series          500 Series         Index Series         Cap Series
------------------                      -------------        ------------      ---------------      --------------
December 31, 2003
Contractual Amount                         $21,203             $19,923             $12,393              $13,230

Amount waived                                $0                  $0                  $0                   $0
(if applicable)

December 31, 2002
Contractual Amount                         $19,219              $8,243              $9,830               $690*

Amount waived                                $0                  $0                 $9,830                $0*
(if applicable)

December 31, 2001
Contractual Amount                          $3,694              $6,166              $4,976                N/A

Amount waived                               $3,694               $0                   $0                  N/A
(if applicable)

----------
*     Period is from commencement of operations (December 10, 2002).


      Payment of Series Expenses. The Investment Advisory Agreement obligates the Investment Adviser to provide investment advisory services and to pay all compensation of and furnish office space for officers and employees of the Trust connected with investment and economic research, trading and investment management of the Trust, as well as the fees of all Trustees who are affiliated persons of the Investment Adviser or any of its affiliates. The Trust pays, or causes to be paid, all other expenses incurred in the operation of the Trust and the Series (except to the extent paid by the Placement Agent), including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates (if any), shareholder reports, copies of the Registration Statements, charges of the custodian and sub-custodian and Transfer Agent, expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under federal, state or foreign laws, fees and out-of-pocket expenses of non-affiliated Trustees, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Trust or a Series. Certain accounting services are provided for the Trust by State Street Bank and Trust Company ("State Street") pursuant to an agreement between State Street and the Trust. The Trust pays a fee for these services. In addition, the Trust reimburses the Investment Adviser for certain other accounting services. The Placement Agent will pay certain of the expenses of the Trust incurred in connection with the offering of its shares of beneficial interest of each of the Series.

      Organization of the Investment Adviser. Fund Asset Management L.P., (previously defined as the "Investment Adviser" or "FAM") has an address at P.O. Box 9011, Princeton, New Jersey 08543-9011. The Investment Adviser is a limited partnership, the partners of which are ML & Co., a financial services holding company and the parent of Merrill Lynch, and Princeton Services. ML & Co. and Princeton Services are "controlling persons" of the Investment Adviser as defined under the Investment Company Act because of their ownership of its voting securities or their power to exercise a controlling influence over its management or policies.

      Duration and Termination. Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect from year to year with respect to each Series if approved annually (a) by the Board of Trustees or with respect to any Series, by the vote of a majority of the outstanding voting securities of such Series and (b) by a majority of those Trustees who are not parties to the Investment Advisory Agreement or interested persons (as defined in the Investment Company Act) of any such party cast in person at a meeting called for the purpose of voting on such approval. Such contract is not assignable and will automatically terminate in the event of its assignment. In addition, such contract may be terminated without penalty on 60 days' written notice at the option of either party thereto or by the vote of the majority of the outstanding voting securities of such Series.


      In connection with its consideration of the Investment Advisory Agreement, the Board of Trustees of the Trust compared the Trust's investment advisory fee rates and expense ratios to those of comparable funds. The Board reviewed information derived from a number of sources and covering a range of issues. The Board considered the services provided to the Trust by the Investment Adviser under the Investment Advisory Agreement, as well as other services to be provided by the Investment Adviser and its affiliates under other agreements, and the personnel who provide these services. In addition to investment advisory services, the Investment Adviser and its affiliates provide administrative services, shareholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Trust. Based on their experience as Trustees of the Trust and a number of other funds advised by FAM or its affiliates, the Trustees concluded that the services provided in all areas were of a high level and that the Trust benefits from those services. The Board also considered the Investment Adviser's costs of providing services, and the direct and indirect benefits to the Investment Adviser from their relationship with the Trust. In connection with the Investment Advisory Agreement, the benefits considered by the Board included not only the Investment Adviser's compensation for investment advisory services and the Trust's profitability to the Investment Adviser under the Investment Advisory Agreement, but also any compensation paid to the Investment Adviser or its affiliates, for other, non-advisory, services provided to the Trust. The Board also considered the Investment Adviser's access to research services from brokers to which the Investment Adviser may have allocated Trust brokerage in a "soft dollar" arrangement.

      In reviewing the Investment Advisory Agreement, the Board focused on the experience, resources and strengths of the Investment Adviser and its affiliates in managing investment companies, including the Trust, that use a passive investing approach to seek to replicate the performance of an index or, in the case of Enhanced Series, actively manage equity investments to seek to outperform an index. In particular, the Board considered the experience of the Trust's management team in analyzing and investing in Index related securities. The Board concluded that the Investment Adviser has a high level of expertise in managing the types of investments used by the Series of the Trust and that the Trust benefits from that expertise. The Trustees, based on their experience as directors of other investment companies managed by the Investment Adviser and its affiliates as well as of the Trust, also focused on the quality of the compliance and administrative staff at the Investment Adviser. The Board noted that, in addition to the analysts and compliance personnel dedicated to the quantitative management group, the Investment Adviser also has a separate administrative legal and compliance staff to ensure a high level of quality in the compliance and administrative services provided to the Trust.

      In connection with its consideration of the Investment Advisory Agreement, the Board placed significant emphasis on Trust's investment advisory fee rate and expense ratios for each Series as compared to those of comparable open end funds as provided by Lipper Inc. The Board compared the Trust's investment advisory fee rate and expense ratios for each Series to those of comparable funds. The Board took into account the various services provided to the Trust by the Investment Adviser and its affiliates, as well as the services required to manage a portfolio of index related securities denominated in both U.S. dollars and non-U.S. dollar currencies. The Board reviewed the Trust's contractual management fee for each Series and noted that the total fee was the lowest among the funds in its category. The Board also noted that each Series of the Trust's actual management fee, including the management and administrative components and the effects of any fee waivers, was among the lowest of the comparable funds in its category. The Board also reviewed each Series of the Trust's overall expenses and compared them to other funds in the category. The Board concluded that these expenses were reasonable compared to those of the other, similar funds. Finally, the Board reviewed each Series of the Trust's historical performance, and determined that it was comparable to that of other similarly managed index funds. Based on the information reviewed and its discussions, the Board, including all of the non-interested Trustees, concluded that the investment advisory fee rate was reasonable in relation to the services provided to each Series of the Trust by the Investment Adviser as well as the costs and benefits gained by the Investment Adviser in providing such services.

      The Board considered whether there should be changes in the management fee rate or structure in order to enable the Fund to participate in any economies of scale that the Investment Adviser may experience as a result of growth in the Trust's assets. The Board determined that the current investment advisory fee structure was reasonable and that no changes are currently necessary. The non-interested Trustees were represented by independent counsel who assisted them in their deliberations.


      Independent Auditors.

      Deloitte & Touche LLP, 750 College Road East, Princeton, New Jersey 08540 has been selected as the independent auditors of the Trust. The independent auditors are responsible for auditing the annual financial statements of the Series.

      Custodian.

      Merrill Lynch Trust Company, 800 Scudders Mill Road, Plainsboro, New Jersey 08536, acts as the custodian of the assets of the S&P 500 Index Series, Small Cap Index Series and Aggregate Bond Index Series. JP Morgan Chase Bank, 4 Chase MetroTech, 18th floor, Brooklyn, New York 11245, acts as the custodian of the assets of the Mid Cap Index Series, Extended Market Index Series, International Index Series and Enhanced Series. Under the contracts with the Trust, the JP Morgan Chase Bank is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Series to be held in their respective offices outside the United States and with certain foreign banks and securities depositors. Each Custodian is responsible for safeguarding and controlling the Series' cash and securities, handling the receipt and delivery of securities and collecting interests and dividends on the Series' investments.

      Transfer Agent.

      Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484, which is a wholly-owned subsidiary of ML & Co., acts as the Transfer Agent for the Index Series. The Transfer Agent is responsible for the issuance, transfer and redemption of interests and the opening, maintenance and servicing of interestholder accounts.

      Legal Counsel.


      Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, is counsel for the Trust.


      Accounting Services.

      The Trust has entered into an agreement with State Street, pursuant to which State Street provides certain accounting services to the Series. The Series pays a fee for these services. Prior to January 1, 2001, the Investment Adviser provided accounting services to the Series and was reimbursed by the Series at its cost in connection with such services. The Investment Adviser continues to provide certain accounting services to each Series and each Series reimburses the Investment Adviser for these services.

      The table below shows the amounts paid by each Series to State Street and to the Investment Adviser for accounting services for the periods indicated.


                                                     Fiscal year ended           Fiscal year ended           Fiscal year ended
                                                     December 31, 2003           December 31, 2002           December 31, 2001
                                                     -----------------           -----------------           -----------------
S&P 500 Index Series
   Paid to State Street                                  $320,890                    $317,347                    $326,238
   Paid to Investment Advisor                             $43,249                     $41,620                    $147,644
Small Cap Index Series
   Paid to State Street                                   $33,867                     $32,727                     $34,658
   Paid to Investment Advisor                              $4,577                      $4,759                     $20,356
Aggregate Bond Index Series
   Paid to State Street                                  $126,289                    $102,910                    $226,103
   Paid to Investment Advisor                             $17,135                     $13,588                     $32,135
International Index Series
   Paid to State Street                                   $27,970                     $33,295                      $5,795
   Paid to Investment Advisor                              $3,886                      $3,694                        $953
Enhanced S&P 500 Series
   Paid to State Street                                   $29,301                     $14,438                      $7,089
   Paid to Investment Advisor                              $3,917                      $1,644                      $1,351
Enhanced International Series
   Paid to State Street                                  $149,803                    $110,385                     $44,199
   Paid to Investment Advisor                             $20,036                     $14,180                      $8,490
Mid Cap Index Series
   Paid to State Street                                    $9,488                      $3,536                      $2,352
   Paid to Investment Advisor                              $1,253                        $422                        $253
Extended Market Index Series
   Paid to State Street                                   $18,625                     $16,818                      $8,550
   Paid to Investment Advisor                              $2,513                      $1,962                      $1,105
Enhanced Small Cap Series
   Paid to State Street                                   $19,682                      $2,250*                        N/A
   Paid to Investment Advisor                              $2,720                        $275*                        N/A

----------
*    Period is from commencement of operations (December 10, 2002).


Item 16.   Brokerage Allocation and Other Practices.

      Subject to policies established by the Board of Trustees, the Investment Adviser is primarily responsible for the execution of the Series' portfolio transactions and the allocation of brokerage. The Investment Adviser does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Series, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm's risk in positioning a block of securities. While the Investment Adviser generally seeks reasonably competitive commission rates, the Series do not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Investment Adviser may select a broker based upon brokerage or research services provided to the Investment Adviser and its clients, including the Trust. The Investment Adviser may pay a higher commission than otherwise obtainable from other brokers in return for such services only if a good faith determination is made that the commission is reasonable in relation to the services provided.

      Section 28(e) ("Section 28(e)") of the Securities Exchange Act of 1934 (the "Exchange Act") permits an investment adviser, such as the Investment Adviser, under certain circumstances, to cause an account to pay a broker or dealer a commission for effecting a transaction in excess of the amount of commission another broker or dealer would have charged for effecting the transaction in recognition of the value of brokerage and research services provided by the broker or dealer. This includes commissions paid on riskless principal transactions under certain conditions. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Investment Adviser believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Trust.

     To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information which assists in the valuation of investments. Examples of research-oriented services for which the Investment Adviser might utilize Series commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analyses. Except as noted immediately below, research services furnished by brokers may be used in servicing all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Investment Adviser's individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by the Trust to the Investment Adviser are not reduced as a result of the Investment Adviser's receipt of research services.

     In some cases the Investment Adviser may receive a service from a broker that has both a "research" and a "non-research" use. When this occurs, the Investment Adviser makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Investment Adviser will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Investment Adviser faces a potential conflict of interest, but the Investment Adviser believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

     From time to time, a Series may purchase new issues of securities for clients in a fixed price offering. In these situations, the seller may be a member of the selling group that will, in addition to selling securities, provide the Investment Adviser with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the seller will provide research "credits" in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).


      The Investment Adviser does not consider sales of shares of the mutual funds it advises as a factor in the selection of brokers or dealers to execute portfolio transactions for a Series; however, whether or not a particular broker or dealer sells shares of the mutual funds advised by the Investment Adviser neither qualifies nor disqualifies such broker or dealer to execute transactions for those mutual funds.

      Each Series anticipates that its brokerage transactions involving securities of issuers domiciled in countries other than the United States generally will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transaction costs on foreign stock exchange transactions generally are higher than in the United States, although the Series will endeavor to achieve the best net results in effecting its portfolio transactions. There generally is less government supervision and regulation of foreign stock exchanges and brokers than in the United States.

      Foreign equity securities may be held by a Series in the form of American Depository Receipts ("ADRs"), European Depository Receipts ("EDRs") and Global Depository Receipts ("GDRs") or other securities convertible into foreign equity securities. ADRs, EDRs and GDRs may be listed on stock exchanges, or traded in over-the-counter markets in the United States or Europe, as the case may be. ADRs, like other securities traded in the United States, will be subject to negotiated commission rates.

      A Series' ability and decisions to purchase or sell portfolio securities of foreign issuers may be affected by laws or regulations relating to the convertibility and repatriation of assets. Because the shares of a Series are redeemable on a daily basis in U.S. dollars, the Series intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have any significant effect on its portfolio strategy.

      Information about the brokerage commissions paid by the Trust, including commissions paid to Merrill Lynch, is set forth in the following table.


                            S&P       Small    Aggregate                     Mid                                Extended   Enhanced
                            500        Cap       Bond         Enhanced       Cap     International   Enhanced    Market     Small
                           Index      Index     Index      International    Index       Index         S&P 500     Index      Cap
                          Series     Series     Series         Series       Series      Series        Series     Series     Series
                          ------     ------    ---------   -------------   -------   -------------   --------   --------   --------
For the fiscal
  year ended
  December 31, 2003*     $53,947     $95,223     $225        $866,132      $5,086       $38,009      $158,973    $60,748   $172,150
For the fiscal
  year ended
  December 31, 2002**    $165,899    $60,384    $10,857      $736,929      $17,176      $39,313      $138,033    $26,712    $7,080
For the fiscal
  year ended
  December 31, 2001***   $90,754    $100,123      $0         $556,280      $8,066       $72,458      $83,682     $71,064     $N/A

-------------

* The S&P 500 Index Series, the Enhanced S&P 500 Series and the Extended Market Index Series paid $14, $1,811 and $3,041, respectively, in brokerage commissions to Merrill Lynch. Each of Small Cap Index Series, Aggregate Bond Index Series, Enhanced International Series, Mid Cap Index Series, International Index Series and Enhanced Small Cap Series paid no brokerage commissions to Merrill Lynch. For the fiscal year ended December 21, 2003, the brokerage commissions paid to Merrill Lynch represented in the aggregate of 0.34 % of the aggregate brokerage commissions paid by the Trust and involved 5.17% of the Trust's dollar amount of transactions involving payment of commissions during the year.

** The S&P 500 Index Series, the Small Cap Index Series, the International Index Series, the Enhanced S&P 500 Series and the Extended Market Index Series paid $862, $12, $51, $1,697 and $1,721, respectively, in brokerage commissions to Merrill Lynch. Each of Aggregate Bond Index Series, Enhanced International Series, Mid Cap Index Series and Enhanced Small Cap Series paid no brokerage commissions to Merrill Lynch.

*** The Enhanced International Series, the Enhanced S&P 500 Series and the Extended Market Index Series paid $5,240, $274 and $331, respectively, in brokerage commissions to Merrill Lynch. Each of S&P 500 Index Series, Small Cap Index Series, Aggregate Bond Index Series, Mid Cap Index Series and International Index Series paid no brokerage commissions to Merrill Lynch.

#     Commenced operations on December 10, 2002.

      The Trust may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in securities involved, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Trust and persons who are affiliated with such persons are prohibited from dealing with the Trust as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market are usually with dealers acting as principal for their own accounts, affiliated persons of the Trust will not deal with affiliated persons, including Merrill Lynch and its affiliates in such transactions. However, an affiliated person of the Trust may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Trust may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures adopted by the Board of Trustees that either comply with rules adopted by the Commission or with interpretations of the Commission staff. See "Investment Restrictions."

      Because of the affiliation of Merrill Lynch with the Investment Adviser, the Trust is prohibited from engaging in certain transactions involving such firm or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. Without such an exemptive order, the Trust would be prohibited from engaging in portfolio transactions with Merrill Lynch or any of its affiliates acting as principal.


      The Trust has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, the Trust also has retained an affiliated entity of the Investment Adviser as the securities lending agent (the "lending agent") for a fee, including a fee based on a share of the returns on investment of cash collateral. For the fiscal years ended December 31, 2003, 2002 and 2001, respectively, the lending agent received $197,961, $145,764 and $0 in securities lending agent fees from the Trust. In connection with securities lending activities, the lending agent may, on behalf of a Series, invest cash collateral received by the Trust for such loans, among other things, in a private investment company managed by the lending agent or in registered money market funds advised by the Investment Adviser or its affiliates. Pursuant to the same order, the Trust may invest its uninvested cash in registered money market funds advised by the Investment Adviser or its affiliates, or in a private investment company managed by the lending agent. If the Trust acquires shares in either the private investment company or an affiliated money market fund, shareholders would bear both their proportionate share of the Trust's expenses and, indirectly, the expenses of such other entities. However, in accordance with the exemptive order, the investment adviser to the private investment company will not charge any advisory fees with respect to shares purchased by the Trust. Such shares also will not be subject to a sales load, redemption fee, distribution fee or service fee, or, in the case of the shares of an affiliated money market fund, the payment of any such sales load, redemption fee, distribution fee or service fee will be offset by the Investment Adviser's waiver of a portion of its advisory fee.

      The value of the Trust's aggregate holdings of its regular brokers or dealers (as defined in Rule 10b-1 of the Investment Company Act) if any portion of such holdings were purchased during the fiscal year ended December 31, 2003 are as follows:


S&P 500 Index

Regular Broker-Dealer                       Debt (D) / Equity (E)             Aggregate Holdings (000's)
---------------------                       ---------------------             --------------------------

Citigroup Inc.                                        E                                $59,356
J.P. Morgan Chase & Co.                               E                                $17,592
Morgan Stanley                                        E                                $15,353
The Goldman Sachs Group, Inc.                         E                                $10,999
Lehman Brothers Holdings, Inc.                        E                                 $5,265

Aggregate Bond Index

Regular Broker-Dealer                       Debt (D) / Equity (E)             Aggregate Holdings (000's)
---------------------                       ---------------------             --------------------------

Citigroup Inc.                                        D                                 $4,792
Lehman Brothers Holdings, Inc.                        D                                 $3,686
The Goldman Sachs Group, Inc.                         D                                 $3,553
Credit Suisse First Boston (USA) Inc.                 D                                 $2,230
J.P. Morgan Chase & Co.                               D                                 $1,614
Morgan Stanley, Dean Witter                           D                                  $994
Citicorp                                              D                                  $100

International Index

Regular Broker-Dealer                       Debt (D) / Equity (E)             Aggregate Holdings (000's)
---------------------                       ---------------------             --------------------------

UBS AG                                                E                                 $6,084
Credit Suisse Group                                   E                                 $3,273

Enhanced S&P 500 Index

Regular Broker-Dealer                       Debt (D) / Equity (E)             Aggregate Holdings (000's)
---------------------                       ---------------------             --------------------------

Citigroup Inc.                                        E                                 $6,209
J.P. Morgan Chase & Co.                               E                                 $1,880
Morgan Stanley                                        E                                 $1,586
The Goldman Sachs Group, Inc.                         E                                 $1,126
Lehman Brothers Holdings, Inc.                        E                                  $622

Enhanced International Index

Regular Broker-Dealer                       Debt (D) / Equity (E)             Aggregate Holdings (000's)
---------------------                       ---------------------             --------------------------

UBS AG                                                E                                $11,683
Credit Suisse Group                                   E                                 $5,234


      Section 11(a) of the Exchange Act generally prohibits members of the United States national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for the Trust in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Trust and annual statements as to aggregate compensation will be provided to the Trust.

      The Board of Trustees has considered the possibility of seeking to recapture for the benefit of the Series brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Series to the Investment Adviser. After considering all factors deemed relevant, the Board of Trustees made a determination not to seek such recapture. The Trustees will reconsider this matter from time to time.

      Securities held by the Series of the Trust may also be held by, or be appropriate investments for, other funds or investment advisory clients for which the Investment Adviser or its affiliates act as an adviser. Because of different objectives or other factors, a particular security may be bought for one or more clients of the Investment Adviser or an affiliate when one or more clients of the Investment Adviser or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve a Series or other clients or funds for which the Investment Adviser or an affiliate acts as manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

Item 17.  Capital Stock and Other Securities.

      Under the Declaration of Trust that establishes the Trust, a Delaware statutory trust, the Trustees are authorized to issue beneficial interests in each Series of the Trust. Investors are entitled to participate, in proportion to their investment, in distributions of taxable income, loss, gain and deduction with respect to the Series in which they have invested. Upon liquidation or dissolution of a Series, investors are entitled to share in proportion to their investment in such Series' net assets available for distribution to its investors. Interests in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series generally may not be transferred.


      Each investor, including each Feeder Fund, is entitled to a vote in proportion to the amount of its interest in a Series or in the Trust, as the case may be. Investors in the Trust, or in any Series, do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.


      A Series shall be dissolved (i) by the affirmative vote of the Holders holding not less than two-thirds of the beneficial interests in the Series, at any meeting of such Holders or by an instrument in writing, without a meeting signed by a majority of the Trustees and consented to by the Holders holding not less than two-thirds of the beneficial interests in such Series, or (ii) by unanimous consent of the Trustees by written notice of such dissolution to the Holders in such Series. The Trust shall be dissolved upon the dissolution of the last remaining Series.


      The Declaration of Trust provides that obligations of the Trust and the Series are not binding upon the Trustees individually but only upon the property of the Series and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust.

protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The Declaration of Trust provides that the Trust may maintain appropriate insurance (for example, fidelity bond and errors and omissions insurance) for the protection of the Series, their Holders, Trustees, officers, employees and agents covering possible tort and other liabilities. Pursuant to Section 3804 of the Delaware Business Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series of the Trust shall be enforceable against the assets of such Series only and not against the assets of the Trust generally or any other Series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

      The Trust consists of nine Series. The Trust reserves the right to create and issue interests in a number of additional Series. As indicated above, Holders of each Series participate equally in the earnings and assets of the particular series. Holders of each series are entitled to vote separately to approve advisory agreements or changes in investment policy, but Holders of all Series vote together in the election or selection of Trustees and accountants for the Trust. Upon liquidation or dissolution of a Series, the Holders of such Series are entitled to share in proportion to their investment in the net assets of such Series available for distribution to Holders.

Item 18.  Purchase, Redemption and Pricing of Securities.

      Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The number of Holders of any Series shall be limited to fewer than 100. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      The net asset value of each Series is determined once daily Monday through Friday as of the close of business on the New York Stock Exchange ("NYSE") on each day the NYSE is open for trading, based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

      The net asset value is computed by deducting the amount of the Portfolio's total liabilities from the value of its total assets. Expenses, including the fees payable to the Investment Adviser, are accrued daily.

      Securities that are held by a Series that are traded on stock exchanges or the NASDAQ National Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Trustees of the Trust. Long positions traded in the over-the-counter ("OTC") market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

      Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations.

      Repurchase agreements are valued at cost plus accrued interest. Each Series employs pricing services to provide certain securities prices for the Series. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust, including valuations furnished by the pricing services retained by a Series, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Trust under the general supervision of the Trust's Board of Trustees. Such valuations and procedures will be reviewed periodically by the Board of Trustees.

      Generally, trading in foreign securities, as well as U.S. government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of a Series shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of a Series' net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities may be valued at their fair value as determined in good faith by the Trust's Board of Trustees or by the Investment Adviser using a pricing service and/or procedures approved by the Trust's Board of Trustees.

      Each investor in the Trust, including each Feeder Fund, may add to or reduce its investment in any Series on each day the NYSE is open for trading. The value of each investor's interest in a Series will be determined after the close of business on the NYSE by multiplying the net asset value of the Series by the percentage, effective for that day, that represents that investor's share of the aggregate interests in such Series. The close of business on the NYSE is generally 4:00 p.m. Eastern time. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in a Series will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Series as of the time or determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Series effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Series as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors in the Series. The percentage so determined will then be applied to determine the value of the investor's interest in such Series after the close of business of the NYSE on the next determination of net asset value of the Series. For further information concerning the Series' net asset value, and the valuation of the Series' assets, see Part A.

      Redemptions.


      An investor in the Trust, including any Feeder Fund, may withdraw all or a portion of its investment in any Series on any day the NYSE is open for trading at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Series. The proceeds of the withdrawal will be paid by the Series normally on the business day on which the withdrawal is effected, but in any event within seven days. Redemptions generally will be paid in cash. If, however, an investor requests redemption-in-kind or a Series and/or the Investment Adviser determines that it would be detrimental to the best interests of the remaining shareholders of the Series to make payments in whole or in part in cash, the Series may pay the redemption price to a shareholder in whole or in part by an in-kind distribution of securities held by the Series. Such securities would be distributed in lieu of cash, on a pro-rata basis, and would be monitored by the Investment Adviser and valued in the same manner as they would be valued for purposes of computing net asset value of the Series.


      If redemption-in-kind is made, shareholders who receive securities and sell them could receive proceeds equal to less than the redemption value of their securities due to transaction costs. Investments in any Series of the Trust may not be transferred without the prior written consent of all of the Trustees except that an investor may transfer any or all of its investment to another current shareholder with such consent.

      The Trust, on behalf of the Series, has entered into a joint committed line of credit with other investment companies advised by the Investment Adviser and its affiliates and a syndicate of banks that is intended to provide the Series with a temporary source of cash to be used to meet redemption requests from Series Shareholders in extraordinary or emergency circumstances.

Item 19.  Taxation of the Trust

      The Trust is organized as a Delaware statutory trust. Under the anticipated method of operation of the Series, each Series will be treated as a separate entity for federal income tax purposes which will have the status of partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1). Thus, each Series will not be subject to any federal income tax. Based upon the status of each Series as a partnership, each investor in a Series will include in gross income its share (as determined in accordance with the governing instruments of the Series) of such Series' ordinary income and capital gain in determining its federal income tax liability. The determination of such share will be made in accordance with the Code and Treasury regulations promulgated thereunder.

      Although, as described above, the Series will not be subject to federal income tax, they will file appropriate income tax returns. Each prospective Investor Fund which is a regulated investment company ("RIC") will be required to agree, in its subscription agreement, that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of its items of income, gain, loss and deduction of a Series as they are taken into account by the Series.

      Each Series may purchase or sell options and futures and foreign currency options and futures, and related options on such futures. Options and futures contracts that are "Section 1256 contracts" will be "marked to market" for federal income tax purposes at the end of each taxable year, i.e., each option or futures contract will be treated as sold for its fair market value on the last business day of the taxable year. In general, unless a special election is made, gain or loss from transactions in Section 1256 contracts will be 60% long term and 40% short term capital gain or loss. When the section 1256 contract is subsequently disposed of, the actual gain or loss will be adjusted by the amount of any preceding year-end gain or loss.

      Foreign currency gains or losses from non-U.S. dollar referenced or denominated debt instruments and on any non-U.S. dollar denominated futures contracts, options and forward contracts that are not Section 1256 contracts generally will be treated as ordinary income or loss.

      Certain hedging transactions undertaken by a Series may result in "straddles" for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by the Series. In addition, losses realized by the Series on positions that are part of a straddle may be deferred, rather than taken into account in calculating taxable income for the taxable year in which such losses are realized. The Series may make one or more of the elections available under the Code which are applicable to straddles. If the Series makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. These rules may also require a Series to capitalize (rather than deduct) interest and carrying charges allocable to the straddle positions. Additionally, the conversion transaction or constructive sale rules may apply to certain transactions (including straddles) to change the character of capital gains to ordinary income or require the recognition of income prior to sale or other disposition.

      The Series may be subject to a withholding tax imposed by a foreign country on dividend or interest income received with respect to securities of a non-U.S. issuer. The United States has entered into tax treaties with many foreign countries which generally entitle the Series to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of each Series' assets to be invested within various countries is not known and is expected to vary.

      The Series may make investments that produce income that is not matched by a corresponding cash receipt by the Series, such as investments in obligations having original issue discount (including asset-backed securities), Section 1256 contracts (as described above), non U.S. currency referenced or denominated debt instruments, or contingent payment and inflation-indexed debt instruments. Because such income may not be matched by a corresponding cash receipt, the Series may be required to borrow money or dispose of other securities to be able to make distributions to investors.

      Each Series' taxable income will in most cases be determined on the basis of reports made to such Series by the issuers of the securities in which such Series invests. The tax treatment of certain securities in which a Series may invest is not free from doubt, and it is possible that an Internal Revenue Service examination of the issuers of such securities or of such Series could result in adjustments to the income of the Series.

      Under the Trust, each Series is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Series level. Thus, consistent with its investment objectives, each Series will meet the income and diversification of assets tests of the Code applicable to RICs.

Item 20.  Underwriters.

      The exclusive placement agent for each Series of the Trust is FAMD, which receives no compensation for serving in this capacity. The Placement Agent is located at P.O. Box 9081, Princeton, New Jersey 08543-9081. Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Series.

Item 21.  Calculation of Performance Data.

      Beneficial interests in the Trust are not offered to the public and are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Accordingly, the Trust will not advertise the Series' performance. However, certain of the Trust's Holders may from time to time advertise their performance, which will be based upon the Trust's performance.

      Total return figures are based on historical performance and are not intended to indicate future performance. Average annual total return is determined in accordance with a formula specified by the Commission.

      Quotations of average annual total return before tax for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any.

      Quotations of average annual total return after taxes on dividends for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any. The taxes due on dividends are calculated by applying to each dividend the highest marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend are specified by the Fund on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits, such as foreign credits, are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemption.

      Quotations of average annual total return after taxes on both dividends and redemption for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption. Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge, if any, and assuming complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the deemed redemption are calculated by applying the highest marginal Federal individual income tax rates in effect on the he reinvestment and/or the redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.

      Annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount, are based on a hypothetical $1,000 investment and computed as described above, except that as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted. Actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

      Yield quotations will be computed based on a 30-day period by dividing (a) the net income based on the yield of each security earned during the period by
(b) the average number of shares outstanding during the period that were entitled to receive dividends multiplied by the maximum offering price per share on the last day of the period.

Item 22.  Financial Statements.


      The audited financial statements of the following Series are incorporated in this Part B by reference to their respective Feeder Fund's 2003 Annual Report. You may request a copy of the Annual Reports at no charge by calling 1-800-637-3863 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

                                               Feeder Fund's Annual
       Series                                         Report
       ------                                  --------------------
S&P 500 Index Series                    Merrill Lynch S&P 500 Index Fund of
                                        Merrill Lynch Index Funds, Inc.:
                                          Annual Report filed on February 23,
                                          2004

Small Cap Index Series                  Merrill Lynch Small Cap Index Fund of
                                        Merrill Lynch Index Funds, Inc.:
                                          Annual Report filed on February 23,
                                          2004

Aggregate Bond Index Series             Merrill Lynch Aggregate Bond Index Fund
                                        of Merrill Lynch Index Funds, Inc.:
                                          Annual Report filed on February 23,
                                          2004

International Index Series              Merrill Lynch International Index Fund
                                        of Merrill Lynch Index Series, Inc.:
                                          Annual Report filed on February 23,
                                          2004

      The audited financial statements of Mid Cap Index Series, Extended Market Index Series, Enhanced Small Cap Series, Enhanced S&P 500 Series and Enhanced International Series for the fiscal year ended December 31, 2003 are incorporated in this Part B by reference to their respective 2003 Certified Shareholder Report each filed on February 23, 2004.

                                   APPENDIX A
                           Description OF BOND RATINGS

Description of Moody's Investors Service, Inc.'s ("Moody's") Bond Ratings

Aaa Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Description of Moody's U.S. Short-Term Ratings

MIG 1/VMIG 1      This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2/VMIG 2      This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3/VMIG 3      This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG                This designation denotes speculative-grade credit quality.
                  Debt instruments in this category may lack sufficient margins of protection.

Description of Moody's Commercial Paper Ratings

      Moody's Commercial Paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

      Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of short term promissory obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earning coverage of fixed financial charges and high internal cash generation; and well established access to a range of financial markets and assured sources of alternate liquidity.

      Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of short term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

      Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of short term promissory obligations. The effects of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes to the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

      Issuers rated Not Prime do not fall within any of the Prime rating categories.

Description of Standard & Poor's, a Division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Debt Ratings

      A Standard & Poor's issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations or a specific program. It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation.

      The issue credit rating is not a recommendation to purchase, sell or hold a financial obligation, inasmuch as it does not comment as to market price or suitability for a particular investor.

      The issue credit ratings are based on current information furnished by the obligors or obtained by Standard & Poor's from other sources Standard & Poor's considers reliable. Standard & Poor's does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or

      The issue credit ratings are based, in varying degrees, on the following considerations:

      I. Likelihood of payment--capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation;

      II. Nature of and provisions of the obligation;

      III. Protection afforded to, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

Long Term Issue Credit Ratings

AAA An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. Capacity to meet its financial commitment on the obligation is extremely strong. AA An obligation rated "AA" differs from the highest rated issues only in small degree. The Obligor's capacity to meet its financial commitment on the obligation is very strong.

A An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB    An obligation rated "BB," "B," "CCC," "CC" and "C" are regarded as having
B     significant speculative characteristics. "BB" indicates the least degree
CCC   of speculation and "C" the highest degree of speculation. While such debt
CC    will likely have some quality and protective characteristics, these may be
C outweighed by large uncertainties or major risk exposures to adverse conditions.

D An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized.

c The `c' subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.

p The letter `p' indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to the completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

* Continuance of the ratings is contingent upon Standard & Poor's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

r This symbol is attached to the ratings of instruments with significant noncredit risks. It highlights risks to principal or volatility of expected returns which are not addressed in the credit rating.

N.R. This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor's does not rate a particular obligation as a matter of policy.

      Plus (+) or Minus (-): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Description of Standard & Poor's Commercial Paper Ratings

      A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into several categories, ranging from "A-1" for the highest-quality obligations to "D" for the lowest. These categories are as follows:

A-1 A short-term obligation rated "A-1" is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2 A short-term obligation rated "A-2" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3 A short-term obligation rated "A-3" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B A short-term obligation rated "B" is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C A short-term obligation rated "C" is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

D A short-term obligation rated "D" is in payment default. The "D" rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating will also be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

c The "c" subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.

p The letter "p" indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

* Continuance of the ratings is contingent upon Standard & Poor's receipt of an executed copy of the escrow agreement or closing
r The "r" highlights derivative, hybrid, and certain other obligations that Standard & Poor's believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples of such obligations are securities with principal or interest return indexed to equities, commodities, or currencies; certain swaps and options, and interest-only and principal-only mortgage securities. The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

      A commercial paper rating is not a recommendation to purchase or sell a security. The ratings are based on current information furnished to Standard & Poor's by the issuer or obtained by Standard & Poor's from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information.

      A Standard & Poor's note rating reflects the liquidity factors and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long term debt rating. The following criteria will be used in making that assessment.

      --Amortization schedule--the larger the final maturity relative to other maturities, the more likely it will be treated as a note.

      --Source of payment--the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

      Note rating symbols are as follows:

SP-1 Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2 Satisfactory capacity to pay principal and interest with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3     Speculative capacity to pay principal and interest.

Description of Fitch Ratings' ("Fitch") Investment Grade Bond Ratings

      Fitch investment grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The rating represents Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt in a timely manner.

      The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength and credit quality.

      Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guarantees unless otherwise indicated.

      Bonds carrying the same rating are of similar but not necessarily identical credit quality since the rating categories do not fully reflect small differences in the degrees of credit risk.

      Fitch ratings are not recommendations to buy, sell, or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of payments made in respect of any security.

      Fitch ratings are based on information obtained from issuers, other obligors, underwriters, their experts, and other sources Fitch believes to be reliable. Fitch does not audit or verify the truth or accuracy of such information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.

AAA Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA." Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short term debt of these issuers is generally rated "F-1+."

A Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB Bonds considered to be investment grade and of satisfactory-credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

      Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the "AAA" category.

Description of Fitch's Speculative Grade Bond Ratings

      Fitch speculative grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings ("BB" to "C") represent Fitch's assessment of the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating ("DDD" to "D") is an assessment of the ultimate recovery value through reorganization or liquidation. The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength.

      Bonds that have the rating are of similar but not necessarily identical credit quality since rating categories cannot fully reflect the differences in degrees of credit risk.

BB Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C        Bonds are in imminent default in payment of interest or principal.

D        Bonds are in default on interest and/or principal payments. Such bonds
DD       are extremely speculative and should be valued on the basis of their
DDD ultimate recovery value in liquidation or reorganization of the obligor. "DDD" represents the highest potential for recovery on these bonds, and "D" represents the lowest potential for recovery.

         Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the "DDD," "DD," or "D" categories.

Description of Fitch's Short term Ratings

      Fitch's short term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and investment notes.

      The short term rating places greater emphasis than a long term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

      Fitch short term ratings are as follows:

F-1+ Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1 Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

F-2 Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned "F-1+" and "F-1" ratings.

F-3 Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

F-S Weak Credit Quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

D Default. Issues assigned this rating are in actual or imminent payment default.

LOC The symbol "LOC" indicates that the rating is based on a letter of credit issued by a commercial bank.

NR                Indicates that Fitch does not rate the specific issue.

Conditional       A conditional rating is premised on the successful completion of a project or the occurrence of a specific event.

Suspended         A rating is suspended when Fitch deems the amount of
                  information available from the issuer to be inadequate for rating purposes.

Withdrawn         A rating will be withdrawn when an issue matures or is called or refinanced and, at Fitch's discretion, when an issuer fails to furnish proper and timely information.

FitchAlert        Ratings are placed on FitchAlert to notify investors of an occurrence that is likely to result in a rating change and the likely direction of such change. These are designated as "Positive," indicating a potential upgrade, "Negative," for potential downgrade, or "Evolving," where ratings may be raised or lowered. FitchAlert is relatively short term, and should be resolved within 12 months.

      Ratings Outlook: An outlook is used to describe the most likely direction of any rating change over the intermediate term. It is described as "Positive" or "Negative." The absence of a designation indicates a stable outlook.

                            PART C. OTHER INFORMATION

Item 23. Exhibits

Exhibit                                 Description
Number
1(a)             Declaration of Trust of Registrant.(1)

1(b)             Certificate of Trust.(1)

1(c)             Amendment to Declaration of Trust.(2)

1(d)             Amendment No. 2 to Declaration of Trust.(4)

1(e)             Certificate of Amendment to Certificate of Trust.(4)

1(f)             Amendment No. 3 to Declaration of Trust.(5)

1(g)             Certificate of Amendment to Certificate of Trust.(5)

1(h)             Amendment No. 4 to Declaration of Trust.(7)


1(i)             Amendment No. 5 to Declaration of Trust.(15)

1(j)             Amendment No. 6 to Declaration of Trust.(15)


2                By-Laws of Registrant.(1)

3 Instrument Defining Rights of Shareholders. Incorporated by reference to Exhibits 1 and 2 above.(3)

4 Amended and Restated Management Agreement between Registrant and Fund Asset Management, L.P.

5 Second Amended and Restated Placement Agent Agreement with FAM Distributors, Inc.

6                Not applicable.

7(a)             Form of Custody Agreement with Merrill Lynch Trust Company.(3)

7(b)             Form of Custody Agreement with JP Morgan Chase Bank.(11)

8(a)             Licensing Agreement.(3)

8(b) Form of Fee Waiver Agreement by and among Registrant, Merrill Lynch Index Funds Inc., Fund Asset Management L.P. and Merrill Lynch Investment Managers, L.P.(6)

8(c) Form of Amended and Restated Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement between Registrant and Financial Data Services, Inc.(10)

8(d) Amended and Restated Credit Agreement between the Registrant and a syndicate of banks. (8)


8(e) Form of Second Amended and Restated Credit Agreement between the Fund, a syndicate of banks and certain other parties.(12)

8(f) Form of Third Amended and Restated Credit Agreement between the Fund, a syndicate of banks and certain other parties.(13)

8(g) Form of Fourth Amended and Restated Credit Agreement between the Fund and syndicate of banks and certain other parties.(18)

8(h) Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(9)

8(i) Form of Securities Lending Agency Agreement between the Registrant and QA Advisers LLC (now MLIM LLC) dated August 10, 2001.(14)


9                Not applicable.

10(a)            Consent of Deloitte & Touche LLP, independent auditors for
                 Registrant.*

10(b)            Consent of Shearman & Sterling LLP, counsel for Registrant.*

11               Not applicable.

12               Not applicable.

13               Not applicable.


14               Not applicable.

15               Code of Ethics.(16)

16               Power of Attorney.(17)

----------
*        Filed herewith.

(1) Incorporated by reference to identically numbered Exhibit to Registrant's initial Registration Statement on Form N-1A (File No. 811-7885).

(2) Incorporated by reference to identically numbered Exhibit to Amendment No. 1 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).

(3) Incorporated by reference to the corresponding Exhibit number in Amendment No.1 to Registrant's Registration Statement on Form N-1A (File No. 811-7885) as set forth below:

Exhibit Number                     Incorporated by Reference to Exhibit Number
--------------                     -------------------------------------------
         3                                                    4
         5                                                    6
         7(a)                                                 8(a)
         7(b)                                                 8(b)
         8(a)                                                 9
         14                                                   17(b)

(4) Incorporated by reference to identically numbered Exhibit to Amendment No. 4 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).

(5) Incorporated by reference to identically numbered Exhibit to Amendment No. 6 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).

(6) Incorporated by reference to identically numbered Exhibit to Amendment No. 7 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).

(7) Incorporated by reference to identically numbered Exhibit to Amendment No. 8 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).

(8) Incorporated by reference to Exhibit B to the Issuer Tender Offer on Form TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-15973) filed on December 14, 2000.

(9) Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of Merrill Lynch Growth Fund (File Nos. 33-10794 and 811-4934) filed on February 16, 2001.

(10) Incorporated by reference to identically numbered Exhibit to Amendment No. 10 to Registrant's Registration Statement on Form N-1A (File No. 811-7885).


(11) Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of Mercury Global Holdings, Inc. (File No. 2-9834), filed on March 28, 2002.


(12) Incorporated by reference to Exhibit (b)(2) of the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on December 14, 2001.

(13) Incorporated by reference to Exhibit (b)(3) to the Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-15973), filed on December 13, 2002.

(14) Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N1-A of Merrill Lynch Global Technology Fund, Inc. (File No. 333-48929), filed on July 24, 2002.


(15) Incorporated by reference to identically numbered Exhibit to Registrant's Registration Statement on Form N-1A (File No. 811-7885).

(16) Incorporated by reference to Exhibit 15 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Inflation Protected Fund (File No. 333-110936) filed on January 22, 2004.

(17) Incorporated by reference to Exhibit 16 to Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A of Merrill Lynch U.S. Treasury Money Fund (File No. 33-37537), filed on March 17, 2004.

(18) Incorporated by reference to Exhibit 8(c)(4) to Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of Merrill Lynch Global Growth Fund, Inc. (File No. 333-32899), filed on December 4, 2003.


Item 24. Persons Controlled by or under Common Control with Registrant.

         The Registrant is not controlled by or under common control with any other person.

Item 25.  Indemnification.

      As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (previously defined as the "Investment Company Act"), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant's Declaration of Trust (Exhibit 1 to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

      Article VIII, Section 8.2 of the Registrant's Declaration of Trust provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its holders, or to any other Trustee, officer, employee or agent for any action or omission except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

      Article VIII, Section 8.3 of the Registrant's Declaration of Trust provides:

         Section 8.3 Indemnification. The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither interested persons of the Registrant (within the meaning of the Investment Company Act) nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

                  (a) the Trustee, officer, employee or agent to be indemnified provided a security for an undertaking; or

                  (b) the Trust shall be insured against losses arising by reason of any lawful advances; or

                  (c) there is a determination, based on a review of readily available facts, that there is reasons to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

                           (i) a majority of a quorum of Trustees who are
                    neither Interested Persons of the Trust nor parties to the Proceedings; or

                           (ii) an independent legal counsel in a written
                    opinion.

      Article VIII, Section 8.4 of the Registrant's Declaration of Trust further provides:

      Section 8.4 No Protection Against Certain Investment Company Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Manager or Asset Manager to the Trust or any Series against any liability to the Trust or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Trust or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Manager or Asset Manager to the Trust or any Series.

      As permitted by Article VIII, Section 8.7 of the Registrant's Declaration of Trust, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duty.

      The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and Bylaws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26.  Business and Other Connections of Investment Adviser.

      Fund Asset Management, L.P. (the "Investment Adviser" or "FAM"), acts as the investment adviser for a number of affiliated open-end and closed-end registered investment companies.

      Merrill Lynch Investment Managers, L.P. ("MLIM"), an affiliate of the Investment Adviser acts as the investment adviser for a number of affiliated open-end and closed-end registered investment companies and also acts as subadviser to certain other portfolios.

The address of each of these registered investment companies is P.O. Box 9011, Princeton, New Jersey 08543-9011, except that the address of Merrill Lynch Funds for

Institutions Series is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665. The address of FAM, MLIM Princeton Services, Inc. ("Princeton Services") and Princeton Administrators, L.P. ("Princeton Administrators") is also P.O. Box 9011, Princeton, New Jersey 08543-9011. The address of FAM Distributors, Inc. ("FAMD") is P.O. Box 9081, Princeton, New Jersey 08543-9081. The address of Merrill Lynch and Merrill Lynch & Co., Inc. ("ML & Co.") is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080. The address of the Fund's transfer agent Financial Data Services, Inc. ("FDS") is 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.


      Set forth below is a list of each executive officer and Director of the Investment Adviser indicating each business, profession, vocation or employment of a substantial nature in which each such person has been engaged since January 1, 2002 for his or her or its own account or in the capacity of director, officer, employee, partner or trustee. In addition, Mr. Burke is Vice President and Treasurer of all or substantially all of the investment companies advised by FAM, MLIM or their affiliates. Mr. Doll is an officer of one or more of such companies.


      Officers and partners of FAM are set forth as follows:

                        Position(s) with the Investment      Other Substantial Business, Profession,
Name                                Adviser                         Vocation or Employment
----                    -------------------------------      ---------------------------------------
ML & Co.                Limited Partner                      Financial Services Holding Company; Limited
                                                             Partner of MLIM

Princeton Services      General Partner                      General Partner of MLIM

Robert C. Doll, Jr.     President                            President of MLIM; Co-Head (Americas
                                                             Region) of MLIM from 2000 to 2001; Senior
                                                             Vice President of FAM and MLIM from 1999
                                                             to 2000; Director of Princeton Services;
                                                             Chief Investment Officer of
                                                             OppenheimerFunds, Inc. in 1999 and
                                                             Executive Vice President thereof from
                                                             1991 to 1999

                        Position(s) with the Investment      Other Substantial Business, Profession,
Name                                Adviser                         Vocation or Employment
----                    -------------------------------      ---------------------------------------
Donald C. Burke         First Vice President,                First Vice President and Treasurer of MLIM;
                        Treasurer and Director of            Senior Vice President and Treasurer of Princeton
                        Taxation                             Services; Vice President of FAMD

Andew J. Donohue        Chief Operating Officer and          General Counsel of MLIM, FAM and Princeton Services;
                        General Counsel                      Senior Vice President of FAM; Senior Vice President
                                                             of Princeton Services; President of FAMD

Item 27.  Principal Underwriters.


         (a) FAMD acts as placement agent for the Registrant and as the principal underwriter for each of the following registered investment companies:
Financial Institutions Series Trust, Mercury Basic Value Fund, Inc., Mercury Funds II, Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch Equity Dividend Fund, Merrill Lynch EuroFund, Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Balanced Fund of Mercury Funds, Inc., Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch Inflation Protected Fund, Merrill Lynch International Equity Fund, Merrill Lynch International Fund of Mercury Funds, Inc., Merrill Lynch Latin America Fund, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Pan-European Growth Fund of Mercury Funds, Inc., Merrill Lynch Principal Protected Trust, Merrill Lynch Ready Assets Trust, Merrill Lynch Real Investment Fund, Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch Small Cap Value Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc., Merrill Lynch World Income Fund, Inc. and The Asset Program, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.


      (b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9011.

                                         Positions and Office                 Positions and Offices
Name                                           with FAMD                         with Registrant
----                                           ---------                          ---------------
Andrew J. Donohue                        President                             None
Michael G. Clark                         Director and Treasurer                None
Donald C. Burke                          Vice President                        Vice President and Treasurer


      (c) Not Applicable.

Item 28.  Location of Accounts and Records.

      All accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of the Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536, and its transfer agent, Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

Item 29.  Management Services.

      Other than as set forth under the captions "Management, Organization, and Capital Structure" and "Management of the Registrant" in Parts A and B, respectively, of the Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

      None.

                                   SIGNATURES

      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certifies that it has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 28th day of April, 2004.

                                      Quantitative Master Series Trust

                                               (Registrant)

                                      By: /s/ Donald C. Burke
                                          ----------------------------
                                          Donald C. Burke

                                 EXHIBIT INDEX


Exhibits                       Description
--------                       -----------

10(a)          Consent of Deloitte & Touche LLP, independent auditors for
               Registrant.

10(b)          Consent of Shearman & Sterling LLP, counsel for Registrant.